As filed with the Securities and Exchange Commission on March 16, 2001
                                                      Registration No. 333-49938

================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                Amendment Number
                                       to
                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AMERICAN TECHNOLOGIES GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Nevada                                                 95-4307525
(State or Other Jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)   Identification No.)

                           1017 South Mountain Avenue
                           Monrovia, California 91016
                                 (626) 357-5000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                        American Technologies Group, Inc.
                           1017 South Mountain Avenue
                           Monrovia, California 91016
                                 (626) 357-5000
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                JOHN M. DAB, ESQ.
                                 General Counsel
                        American Technologies Group, Inc.
                           1017 South Mountain Avenue
                           Monrovia, California 91016
                                 (626) 357-5000
                            Telecopy: (626) 357-4464

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE
================================== ================= ============ ============= =============
                                                        Proposed    Proposed
                                                        Maximum     Maximum
                                                       Offering     Aggregate     Amount of
                                      Amount to be     Price per    Offering    Registration
Title of Securities to be Registered   Registered      Share (1)    Price (1)        Fee
------------------------------------ ----------------- ------------ ------------- -------------
Common Stock, $0.001 par value (2)  27,000,000 shares    $0.09      $2,4300004   $  641.52 (6)
==================================   ================= ============ ============= =============
Common Stock, $0.001 par value (3)     900,000 shares    $0.09      $    81,000  $   21.38 (6)
==================================   ================= ============ ============= =============
Common Stock, $0.001 par value (4)   6,427,698 shares    $0.09      $   578,492  $  152.72 (6)
==================================   ================= ============ ============= =============
Common Stock, $0.001 par value  (5)    250,000 shares    $0.09      $    22,500  $    5.94 (6)
==================================   ================= ============ ============= =============
Common Stock, $0.001 par value         500,000 shares    $0.09      $    45,000  $   11.88 (6)
==================================   ================= ============ ============= =============
              Total                 35,077,698 shares               $ 3,156,993  $  833.44 (6)
---------------------------------- ----------------- ------------ ------------- -------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

(2) Issuable upon the conversion of convertible notes. This is not intended to constitute a prediction as to the number of shares of Common Stock into which the notes will be converted. The number of shares currently issuable upon conversion of the outstanding notes is one half of this amount; the actual number of shares to be issued on conversion is dependent, in part, on the price of the common stock at the time of conversion. Also registered are an indeterminate amount of additional shares of Common Stock that may become issuable by virtue of anti-dilution provisions in the warrants.

(3) Issuable upon the exercise of warrants issued in connection with the initial placement of $900,000 principal amount of convertible notes. Also registered are an indeterminate amount of additional shares of Common Stock that may become issuable by virtue of anti-dilution provisions in the warrants.

(4) Issuable pursuant to the terms of a Subscription Agreement pursuant to which the registrant can require investors to purchase up to $5,000,000 of convertible notes of which $900,000 have been purchased. Also registered hereunder are an indeterminate number of additional shares of common stock that may become issuable by virtue of anti-dilution provisions of the Subscription Agreement.

(5) Issuable upon the exercise of warrants that may be issued in connection with the purchase of convertible notes pursuant to the Subscription Agreement discussed in paragraph 4 above. Also registered hereunder are an indeterminate number of additional shares of common stock that may become issuable by virtue of anti-dilution provisions in the warrants.

(6) This amount was previously paid.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS               Subject To Completion, Dated March 16, 2001

     The information in this prospectus is not complete and may be changed.


                       35,077,698 SHARES OF COMMON STOCK

                        AMERICAN TECHNOLOGIES GROUP INC.


                                  THE OFFERING

      The sale of up to 35,077,698 shares of common stock by selling securityholders.

      We will not receive any proceeds from the sale of the shares by the selling securityholders.

      The selling securityholders may offer these shares from time to time in transactions on the OTC Bulletin Board or in privately negotiated transactions as described under the "Plan of Distribution" on page 40.

      Our common stock is quoted on the OTC Bulletin Board under the symbol "ATEG." On March 5, 2001, the closing sale price of the common stock on the OTC Bulletin Board was $0.05.

      Investing in our common stock involves substantial risks. See "Risk Factors" beginning on page 5.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY AMERICAN TECHNOLOGIES GROUP, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING SECUITYHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE.

                                TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUMMARY ............................................................4

RISK FACTORS ..................................................................5

We Have a Limited Amount of Cash and Our Continued Operation is
Dependent Upon Our Generation of Sales in the Short Term ......................5
    We Have a History of Financial Losses Which Will Continue at
        Least Through the End of our Second Fiscal Quarter ....................5
    The Issuance of Additional Shares of Common Stock Upon Conversion
        of Convertible Notes May Cause Significant Dilution of Existing Stockholders' Interests and Exert Downward Pressure on the
        Price of Our Common Stock .............................................6
    Volatility of Stock Price May Increase Number of Shares Issuable
        Upon Conversion of Convertible Notes Resulting in Substantial
        Dilution to Our Stockholders ..........................................6
    Lack of Listing on a Major Exchange May Make It Difficult for
        Investors to Dispose of Our Common Stock...............................7
    Because Our Common Stock is a Penny Stock, Trading in it is
        Subject to the Penny Stock Rules Which Could Affect Your
        Ability to Resell the Stock in the Market .............................7
    We May Not Find Customers for Our Products and Therefore Not
        Generate the Revenue Necessary to Sustain Our Operations ..............8
    We May Have Violated Section 5 of the Securities Act of 1933
        which Violation May result in Civil Liability, Penalties,
        Rescission or a Cease and Desist Order.................................8

USE OF PROCEEDS ...............................................................8

PRICE RANGE OF COMMON STOCK ...................................................9

DIVIDEND POLICY ...............................................................9

MANAGEMENT'S DISCUSSION AND ANALYSIS .........................................10

ABOUT AMERICAN TECHNOLOGIES ..................................................15

    General ..................................................................15
    Business Strategy ........................................................16
    Core Technologies ........................................................17
    Patents ..................................................................24
    Research and Development .................................................24
    Employees ................................................................25
    Property .................................................................25
    Legal Proceedings ........................................................25

MANAGEMENT ...................................................................26

EXECUTIVE COMPENSATION .......................................................28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
    AND MANAGEMENT ...........................................................32

FORWARD-LOOKING STATEMENTS ...................................................33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...............................33

DESCRIPTION OF CAPITAL Stock .................................................34

SHARES ELIGIBLE FOR FUTURE SALE ..............................................35

SELLING SECURITYHOLDERS ......................................................37

PLAN OF DISTRIBUTION .........................................................39

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES ...............................39

LEGAL MATTERS ................................................................40

EXPERTS ......................................................................40

AVAILABLE INFORMATION ........................................................40

FINANCIAL STATEMENTS ........................................................F-1

                               PROSPECTUS SUMMARY

    The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk
   Factors" section, the financial statements and the notes to the financial statements. Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements.

Our Company

        American Technologies Group, Inc., a Nevada corporation, was formed on September 27, 1988. American Technologies is engaged in the development, commercialization and sale of products and systems using its patented and proprietary technologies. American Technologies concentrates its technology discovery and development processes in three core technology areas: 1. Catalyst Technology, 2. Water Purification, and 3. High Energy Particle Technologies. The products resulting from development of the catalyst technology are intended to offer cost-effective solutions to reduce, and in some cases eliminate, hazardous chemical by-products or emissions resulting from industrial and combustion processes. We are currently marketing and selling The Force(R) airborne combustion enhancer for use in motor vehicles. Other commercial products such as detergents and cosmetics may be improved and enhanced through the use of American Technologies' proprietary catalyst technology. The water purification technology is currently being developed into a consumer distiller that is expected to reach the market during the third quarter of calendar year 2001. The high energy particle technologies are still in the relatively early stages of development and commercial applications are not expected to be developed for several years, if at all.

Revenue for the year ended July 31, 2000 was $337,330 resulting in a net loss of $6,719,231. For the three months ended October 31, 2000, revenue was $7,220 and the net losses were $1,005,681.

The Offering

Common Stock offered
 for resale                   35,077,698 shares which, if outstanding, would
                              represent 41.6 percent of our then outstanding shares of common stock

Use of Proceeds               We will not receive proceeds from the resale of
                              the common stock described in this prospectus.
                              However, we will receive proceeds from the initial placement of the convertible notes to some of the selling securityholders. These proceeds will be used for marketing and working capital.

OTC Bulletin Board symbol     ATEG

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We Have a Limited Amount of Cash and Our Continued Operation is Dependent Upon Our Generation of Sales in the Short Term

        American Technologies has been experiencing difficulty maintaining sufficient cash to insure stability and continued product development and marketing. Only a small portion of the capital expended to date has come from actual revenue generation, and we find it increasingly difficult to raise investment capital. If we do not begin to generate significant revenues to increase the market value of our common stock, we may be unable to raise investment capital and continue in business. We are at a critical juncture in our history. It is absolutely essential to begin to generate significant revenues in order to maintain our existence. While plans are in place and being executed directed at accomplishing this end, there can be no guarantee that these plans will prove to be successful.

        For example, on January 3, 2001 we announced that we estimated gross revenues from the sales of The Force under Express Success contract were in excess of $4.1 million for the period January 1, 2001 to July 31, 2001. Since that announcement, market conditions throughout the United States have deteriorated and we now believe that sales under the Express Success contract during that time frame will be less than that amount, although still significant.

        The report by Corbin & Wertz on our financial statements for the fiscal year ending July 31, 2000 contains an explanatory paragraph indicating that there were operating losses, a working capital deficit and defaults on convertible debentures that raise substantial doubt about the ability of American Technologies to continue as a going concern. This going concern qualification may adversely affect our perception by prospective customers and suppliers.

We Have a History of Financial Losses Which Will Continue at Least Through the End of our Second Fiscal Quarter

        We have operated at a loss throughout our history. Net operating losses for the year ended July 31, 2000 were approximately $4.73 million and for the fiscal year ended July 31, 1999 were approximately $8.71 million. At July 31, 2000 we had an accumulated deficit of approximately $54 million.

        Net cash used in operations declined by over $800,000 from fiscal 1999 to fiscal 2000. We anticipate that we will be able to continue our reduced cash out flow during fiscal 2001, except to the extent of expenses associated with marketing and production of products. The amount of net losses and the time required to reach profitability are uncertain. There can be no assurance that we will ever be able to generate sufficient revenue from our products now ready for market or from those under development to achieve profitability on a sustained basis. See Management's Discussion and Analysis below for further discussion of this issue. The Issuance of Additional Shares of Common Stock Upon Conversion of Convertible Notes May Cause Significant Dilution of Existing Stockholders' Interests and Exert Downward Pressure on the Price of Our Common Stock.

        Significant dilution of existing stockholders' interests may occur if we issue additional shares of common stock underlying outstanding convertible notes or additional convertible notes issuable under the subscription agreement. As of February 28, 2000, we had an aggregate principal amount of $900,000 in convertible notes with a variable conversion price outstanding. The number of shares of common stock issuable upon conversion of the convertible notes may constitute a significant percentage of the total outstanding shares of our common stock. The conversion price of the notes is based on a formula pegged to the market price of the common stock. The formula provides, specifically, that the number of shares of common stock issuable upon the conversion of the notes is calculated by dividing the principal amount of the note (plus any accrued and unpaid interest on such notes) by the conversion price. The conversion price formula is described more completely under the caption "Selling Securityholders."

        The exact number of shares of common stock into which the convertible notes may ultimately be convertible will vary over time as the result of ongoing changes in the trading price of our common stock. Decreases in the trading price of our common stock would result in increases in the number of shares of common stock issuable upon conversion of the convertible notes. The following consequences could result:

        - If the market price of our common stock declines, thereby proportionately increasing the number of shares of common stock issuable upon conversion of the convertible notes, an increasing downward pressure on the market price of the common stock might result. This effect is sometimes referred to as a downward spiral.

        - The dilution caused by conversion of the convertible notes and sale of the underlying shares could also cause downward pressure on the market price of the common stock.

        - Once downward pressure is placed on the market price of our common stock, the pressure could encourage short selling, thus placing further downward pressure on the price of the common stock.

        - The conversion of convertible notes would dilute the book value and earnings per share of common stock held by our existing stockholders.

Volatility of Stock Price May Increase Number of Shares Issuable Upon Conversion of Convertible Notes Resulting in Substantial Dilution to Our Stockholders

        The stock market from time to time experiences significant price and volume fluctuations, some of which are unrelated to the operating performance of particular companies. Significant downward fluctuations of the price of our stock may substantially increase the number of shares of common stock issuable upon conversion of outstanding convertible notes and any additional convertible notes we may issue because the conversion formula for the notes is tied to the market price of the common stock. We believe that a number of factors can causethe price of our common stock to fluctuate, perhaps substantially. These factors include, among others:

        - Announcements of financial results and other developments relating to our business;

        -  Changes in the general state of the economy; and

        - Changes in market analyst estimates and recommendations for our common stock.

Lack of Listing on a Major Exchange May Make It Difficult for Investors to Dispose of Our Common Stock

        Our common stock is quoted on the OTC Bulletin Board system. The OTC Bulletin Board generally supports quotations for companies that do not meet the NASDAQ SmallCap Market listing requirements. As a result, investors may find it more difficult to dispose of or to obtain accurate price quotations of our common stock than they would if the stock were quoted on the SmallCap Market. In addition, quotation on the bulletin board depends on the willingness of broker-dealers to make a market in our common stock. There can be no assurance that the stock will continue to be quoted on the bulletin board or that there will continue to be a market for the buying and selling of our common stock.

Because Our Common Stock is a Penny Stock, Trading in it is Subject to the Penny Stock Rules Which Could Affect Your Ability to Resell the Stock in the Market

        The Securities Enforcement and Penny Stock Reform Act of 1990 imposes restrictions when making trades in any stock such as our common stock which is defined as a penny stock. The SEC's regulations generally define a penny stock as an equity security that has a price of less than $5.00 per share, other than securities that are traded on markets such as the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market. As a result of being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market. The regulations restricting trades in penny stock include:

           - a requirement that stock brokers deliver to their customers, prior to any transaction involving a penny stock, a disclosure schedule explaining the penny stock market and the risks associated with the penny stock market; and

           - a requirement that broker-dealers who recommend penny stocks to persons other than their established customers and a limited class of accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale of the securities.

We May Not Find Customers for Our Products and Therefore Not Generate the Revenue Necessary to Sustain Our Operations

        None of our current products enjoy widespread distribution or customer acceptance. While we have a number of products that are past the development stage, we have yet to establish major, stable markets for them. Although we believe we have the expertise to commercialize these products, any or all of our products may fail to prove to have widespread customer appeal. Various marketing strategies are now in place. A full one-half hour infomercial was produced late last year and was aired in limited media distribution in late November and early December. Results of that test airing have been analyzed and a limited re-test will be aired after minor adjustments to the infomercial are made. The purpose of the infomercial is to create customer awareness of our company and The Force and to create a consumer demand for the products at the retail level. There can be no guarantee that the infomercial will be successful in this regard.

We May Have Violated Section 5 of the Securities Act of 1933 which Violation May result in Civil Liability, Penalties, Rescission or a Cease and Desist Order

        The Securities and Exchange Commission may take the position that because there are conditions on the obligation of the subscribers to purchase additional convertible notes, the private placement of the convertible notes may not be complete. As a result, our offering of the convertible notes prior to the filing of a registration statement may be a violation of Section 5 of the Securities Act. The potential consequences of a violation include civil liability, penalties, rescission and a cease and desist order. Any violation on our part would be inadvertent, and we do not anticipate any material adverse consequences as a result, however there can be no assurance to this affect.


                                 USE OF PROCEEDS

        We will not receive any part of the proceeds from the sales of these shares of our common stock. We will receive, however, the principal amount of any convertible notes that are issued to the subscribers under the equity line agreement if, and to the extent, we elect to put such securities to the subscribers pursuant to the equity line of credit. We will also receive funds if any warrants issued to the subscribers are exercised. We will use all proceeds for marketing and general corporate purposes.

                           PRICE RANGE OF COMMON STOCK

        Our common stock is traded in the over-the-counter market and has been quoted on the National Association of Securities Dealers Automated Quotation System since August 24, 1994, under the symbol "ATEG." The following quotations represent interdealer prices, without retail mark-ups, mark-downs, or commissions, and may not represent actual transactions. The information was obtained from Yahoo Finance Historical Quotes.

                PERIOD                          HIGH BID           LOW BID
                ------                          --------           -------
August 1, 1998 - October 31, 1998               $   1.47           $  0.38

November 1, 1998 - January 31, 1999             $   0.86           $  0.55

February 1, 1999 - April 30, 1999               $   0.80           $  0.27

May 1, 1999 - July 31, 1999                     $   0.88           $  0.23

August 1, 1999 - October 31, 1999               $   0.48           $  0.22

November 1, 1999 - January 31, 2000             $   0.91           $  0.20

February 1, 2000 - April 30, 2000               $   0.63           $  0.20

May 1, 2000 - July 31, 2000                     $   0.28           $  0.13

August 1, 2000 -October 31, 2000                $   0.20           $  0.08

November 1, 2000 - January 31, 2001             $   0.16           $  0.04

Holders

        We have only one class of common equity, the common stock. As of February 26, 2001, there were 1,004 record holders of the common stock.

                                 DIVIDEND POLICY

        Holders of our common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. We currently intend to retain future earnings, if any, to fund our operations and development and do not anticipate paying dividends in the foreseeable future.

        At such time as dividends may be declared, our Series A Convertible Preferred Stock is entitled to receive a dividend 10% higher than that paid on the common stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                                         Quarter Ended October 31,        Year Ended July 31,
                                         -------------------------     -----------------------
Balance Sheet:                            2000            1999         2000               1999
--------------                            ----            ----         ----               ----
Assets                               $ 2,402,590                     $ 3,327,328     $ 4,801,452
Liabilities                          $ 5,655,116                     $ 6,293,085     $ 6,402,721
Stockholders' (Deficit) Equity       $(3,252,526)                    $(2,965,757)    $(1,601,269)

Results of Operations:

Revenue
Technology Products and Licensing         $6,249         $63,954        $258,759        $307,583
Other                                        971          20,305          78,571         198,311
                                    ------------    ------------    ------------    ------------
             Total Revenue                 7,220          84,259         337,330         505,894
                                    ------------    ------------    ------------    ------------

Operating Expenses
Technology Products                       60,729         195,858         437,200        $878,343
Research and Development                  68,787         109,263         599,812         665,377
Mining                                    18,730          23,340          74,184       1,495,497
Corporate                                595,641       1,014,756       3,952,392       6,180,979
                                    ------------    ------------    ------------    ------------
            Total Expenses               743,887       1,343,217       5,063,587       9,220,196
                                    ------------    ------------    ------------    ------------

Operating Loss                          (736,667)     (1,258,958)     (4,726,257)     (8,714,302)
                                    ------------    ------------    ------------    ------------

Other Expense, Net                      (269,014)       (532,697)     (2,048,168)     (2,117,491)
Net Loss Before Discontinued
  Operations                          (1,005,681)     (1,791,655)     (6,774,425)    (10,831,793)
Discontinued Operations                       --              --              --          28,257
Extraordinary Item - Gain on
Extinguishment of Debt                        --              --          55,194              --
                                    ------------    ------------    ------------    ------------
Net Loss Attributable to Common
Stockholders                         $(1,005,681)    $(1,791,655)    $(6,719,231)   $(10,803,536)
                                    ============    ============    ============    ============


Net Loss Per Common Share
      Continuing Operations               ($0.02)         ($0.06)         ($0.19)         ($0.42)
                                    ============    ============    ============    ============
Weighted average number of common
shares outstanding                    46,705,492      29,706,406      35,929,108      25,670,304
                                    ============    ============    ============    ============

Three months ended October 31, 2000, compared to the three months ended October 31, 1999

Results of Operations

Total revenue decreased by $77,100 from $84,300 to $7,200 for the three months ended October 31, 1999 and October 31, 2000, respectively, principally due to a decrease in sales of technology products of $57,700. However, sale of technology products during the second fiscal quarter of 2001 are greater than sales during the comparable period of fiscal 2000.

Operating expenses decreased by $599,300 from $1,343,200 to $743,900 for the three months ended October 31, 1999 and October 31, 2000, respectively. The decrease was principally due to decreased general and administrative expenses of $419,100, marketing and product development expenses of $35,100, research and development of $40,500 and amortization of technology rights of $100,000. The decrease in general and administrative expenses was principally the result of a decrease in the non-cash amortization of prepaid consulting expense of $413,400 as a result of significant shares issued in late fiscal 1999 to consultants for long-term agreements that were amortized in the three months ended October 31, 1999; such equivalent consultant shares were not issued at the end of fiscal 2000.

Other expenses decreased by $263,700 from $532,700 to $269,000 for the three months ended October 31, 1999 and October 31, 2000, respectively, principally due to a decrease in interest expense which during the earlier period included significant non-cash imputed interest related to a convertible debenture.

Our net loss decreased by $786,000 from $1,791,700 to $1,005,700 for the three months ended October 31, 1999 and October 31, 2000, respectively, principally due to decreased operating expenses of $599,300 and decreased interest expense of $250,300 offset by a decrease in total revenue of $77,000. This reflects management's continuing efforts to reduce overhead expenses.

Year ended July 31, 2000, compared to the year ended July 31, 1999

Results of Operations

Total revenue decreased by $168,600 from $505,900 in fiscal 1999 to $337,300 in fiscal 2000 due to decreases in licensing fees of $50,000, lease income of $50,000 and other income of $68,600. The marketing and promotion plan for The Force has been more difficult and taken significantly longer to implement than anticipated by management. Without sufficient funds to conduct a targeted advertising campaign and product launch, it is extremely difficult to gain product awareness and generate sales. The $50,000 fiscal 1999 licensing revenue was the result of a deposit by Bio-Friendly Corporation against a $2,000,000 licensing fee for certain rights to our catalyst technology. Bio-Friendly failed to perform its obligations and forfeited the deposit.

During the last calendar year American Technologies produced a 1/2 hour television infomercial. The majority of the cost of production was paid for with common stock. In addition, American Technologies spent approximately $20,000 for a media broadcast test. An additional test will likely be required before an advertising campaign can be designed. Management anticipates that this test will also cost approximately $20,000. The funds for the second test will come from product sales and additional sales of our securities. The cost of a full advertising campaign cannot be estimated until the results of the second test are received and analyzed.

In our first test, the media efficiency ratio, the ratio of media dollars spent to revenue generated, was highest on the national cable channel, SPEEDVISION. This indicates that there is an apparent niche market for our products in the Nascar/Speedvision type of viewer. This is the individual who generally performs his or her own automotive maintenance - from simple oil and filter changes to more extensive repairs and installations.

We believe that we will see greater revenue from the sale of technology products during fiscal 2001, although there can be no assurance to this effect. A description of agreements we have in place for the sale of our products is located at the end of the Catalyst Technologies portion of the Core Technologies section of this prospectus.

In order to utilize our limited cash resources with greater focus on near term revenue generation efforts, we have disposed of some non-core assets in publishing and gold mining. As a result of these activities and in accordance with Statement of Financial Accounting Standards ("FASB") No. 121, "Accounting for the Impairment of Long-Lived Assets," which requires that long-lived assets and various identifiable intangibles be reported at the lower of the carrying amount or their estimated recoverable amount, American Technologies incurred an expense of $1,338,600 during fiscal 1999 as a loss based upon the estimated realizable value of its mining properties. Since the gold mining assets were not sold as part of a formal plan of disposal, any gain/loss on the sale/impairment of the assets have been included in continuing operations.

Operating loss from continuing operations before discontinued operations decreased by $4,057,400 from $10,831,800 in fiscal 1999 to $6,774,400 in fiscal
2000. The decrease in operating loss is principally attributable to a decrease in general and administrative expenses of $2,228,600 and elimination of loss of impairment of assets held for sale of $1,338,600. In addition, marketing and product expenses declined by $441,100 and interest expense declined by $30,000. The decrease in general and administrative expense is principally the result of a decrease in the amortization of prepaid non-cash (common stock) payments to various consultants in connection with the restructuring efforts of American Technologies. These payments had been made to conserve cash. Cash used in operations declined by $806,900 from fiscal 1999 to fiscal 2000. The use of non-cash consideration for various services conserves cash; however, the payee requires higher payment due to the risk associated with receiving common stock instead of payment in cash. Management believes that had cash been available to pay for all services, the operating loss would have been less.

General and administrative expenses include $609,300 and $585,300 in option expense for fiscal 2000 and 1999, respectively, in accordance with FASB No. 123. FASB No. 123 requires the accounting for stock-based compensation programs to be reported within the financial statements on a fair value based method for non-employees and encourages this method for employees. American Technologies will continue to apply the provisions of Accounting Principles Board Opinion No. 25 for its employee stock options and will not recognize compensation cost for options issued to employees at or above fair value on the date of grant. However, in accordance with FASB No. 123, pro-forma disclosure of net income and earnings per share as if the fair value based method had been adopted for employee stock options has been included in the footnotes to the consolidated financial statements. In determining the charge to operations for non-employee stock options, American Technologies applied a valuation model that relies on several highly subjective assumptions, including expected stock price volatility and estimated date of option exercise. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models may not necessarily provide a reliable single measure of the fair value of its options.

Interest expense declined by $30,000 from $2,078,200 in fiscal 1999 to $2,048,200 in fiscal 2000. The interest expense primarily consists of the discount from the market value of the common stock to be received upon conversion of the debt instruments and fair value of warrants per FASB 123 aggregating $1,638,300 in fiscal 2000 and $1,334,200 in fiscal 1999.

Liquidity and Capital Resources

American Technologies' cash used in operations decreased by $806,900 from $2,858,000 in fiscal 1999 to $2,051,100 in fiscal 2000. In fiscal 1999, the primary sources of working capital were the net proceeds from the issuance of convertible debt of $2,750,000, proceeds from short term loans and officer/stockholder advances aggregating $430,300 and an increase in accounts payable and accrued liabilities of $596,100. In fiscal 2000, the primary sources of working capital were net proceeds from the issuance of convertible debt of $934,800, net proceeds from the issuance of stock and stock subscriptions of $390,500 and an increase in accounts payable and accrued liabilities of $518,800.

At July 31, 2000, current assets were $287,500, $34,900 less than the $322,400 in current assets at October 31, 2000, due primarily to increases in other current assets of $84,900 and cash and cash equivalents of $14,000, partially offset by decreases in inventories of $55,300 and accounts receivable of $8,800.

Total assets decreased by $924,700 from $3,327,300 to $2,402,600 at July 31, 2000 and October 31, 2000, respectively. This decrease was the principal result of the sale of our land and building with a net book value of approximately $950,000.

Total liabilities decreased by $705,000 from $6,293,100 to $5,587,600 at July 31, 2000 and October 31, 2000, respectively. This decrease was principally due to decreases in notes payable of $924,800 and amount due to related parties of $239,100, offset by an increase in convertible debentures of $500,000. The decrease in notes payable principally resulted from the payment of the $877,500 note secured by the building sold by us.

Cash used in operations decreased by $30,800 from $786,900 to $756,100 for the three months ended October 31, 1999 and October 31, 2000, respectively. The principal source of working capital during the three months ended October 31, 2000 was the net proceeds of $432,500 from the issuance of $500,000 of principal amount of secured convertible debentures, net proceeds of $263,400 from issuance of stock and net proceeds of $126,500 from sale of the land and building. During the comparable period in 1999, the principal source of working capital was the issuance of $500,000 of principal amount of convertible debentures.

Our current cash monthly operating expenses are approximately $200,000. We believe our current cash reserves plus funds which may be available upon the effectiveness of the registration statement of which this prospectus forms a part, along with anticipated minimum projected revenues for fiscal 2001, will be sufficient for American Technologies to operate in the normal course for the next 12 months.

Based on the fact that we have now received two orders for The Force from the domestic trucking industry, and based upon projections provided by our existing customers, management believes that there is sufficient and verifiable evidence to support a projection of sufficient minimum revenues, significantly exceeding historical revenues, to provide American Technologies with enough working capital to continue to operate. There can be no assurance that actual sales will be generated as projected and sufficient to meet our cash operating requirements. If sufficient revenues are not attained, we may not be able to continue as a going concern.

We have entered into subscription agreements providing for up to $5,000,000 of financing as discussed below in the selling securityholders section under the caption investment agreement. We have received $900,000 under these agreements and based on the current market price of our common stock we can issue convertible notes for an additional $250,000 to $1,150,000 depending upon the timing of conversions of the notes, if any, by the holders of the notes. We also have an arrangement with Bristol Equities Inc. for an equity line of credit in the amount of $12 million. Unless the market price of our common stock increases significantly or our stockholders amend our articles of incorporation to increase the authorized number of shares of common stock, we will be unable to draw upon the funds available under the equity line. As a result, as stated previously, our ability to continue as a going concern is highly dependent upon the generation of revenues.

Going Concern

Our independent public accountants have stated in their report included in this prospectus that we have incurred significant operating losses in the last two years, have a working capital deficit and are in default on some convertible debentures. These conditions raise substantial doubt about our ability to continue as a going concern.

                           ABOUT AMERICAN TECHNOLOGIES

GENERAL

We are engaged in the development, commercialization and sale of products and systems using its patented and proprietary technologies. Our efforts are focused on three core technology areas: 1. Catalyst Technology, 2. Water Purification, and 3. High Energy Particle Technologies. Our catalyst technology products are intended to offer cost-effective solutions to reduce or eliminate hazardous chemical by-products or emissions resulting from industrial and combustion processes or to improve or enhance commercial products such as detergents and cosmetics. The water purification technology is currently being developed into a consumer distiller that is expected to reach the market during the third calendar quarter of 2001. The high energy particle technologies are still in the relatively early stages of development, and commercial applications are not expected to be developed for several years, if at all.

Our efforts with our proprietary catalyst technology have yielded commercial applications as follows:

1. THE FORCE: The Force line of airborne combustion enhancers are made for automobiles and trucks. The product consists of a clear gel contained in a semi-porous plastic tube that is placed in the air filter housing of the vehicle. As the liquid component of the gel (which contains the catalyst) evaporates it is drawn into the combustion chamber along with the fuel and air.

2. AFTERMARKET ADDITIVE: Our aftermarket liquid, like other liquid fuel additives, is mixed with the fuel in the fuel tank of the vehicle.

3. BULK ADDITIVE: Our bulk additive is mixed with fuel prior to delivery to the fuel retailer so that it is pumped into the vehicle by the retail customer.

4. TWO-STROKE ADDITIVE: Our two-stroke additive is designed for engines that burn a fuel-oil mixture, and can be added to either the fuel or the oil. Two stroke are used in motor bikes. Lawn motors, chainsaws, leaf blowers and other light power equipment.

5. POWER GENERATIVE ADDITIVE: Our power generation additive is designed for both gas turbine and diesel generation equipment. It is introduced into the intake airstream as a mist via a specially designed pump/spray unit.

6. SCREEN MAGIC: Screen Magic is a ready-to-use, pre-moistened towelette containing the catalyst. It cleans the computer or TV screen and helps eliminate the static electricity that draws dirt and dust to the screen. It can be used with virtually any electronic equipment, including computer monitors, TVs, laptop computers, etc.

7. HOUSEHOLD CLEANERS: This line of products, including an all purpose cleaner, window cleaner, bathroom cleaner, dish liquid, drain opener, laundry liquid and laundry pre-spotter, all contain the catalyst as an integral ingredient. Our catalyst is added to specially formulated all natural products to increase the products detergency.

8. PERSONAL CARE PRODUCTS: This line of products includes a shampoo, hair conditioner, eye gel, night cream, day cream, refreshing mist, facial toner and hand lotion, each of which contains a form of the catalyst and 51% cold pressed aloe vera.

In the water purification area, our low temperature vacuum distillation system achieves the advantages of vacuum distillation without requiring the need for expensive and noisy vacuum pumps. As a result, this distiller virtually eliminates scale buildup and also avoids the extra costs and unreliability of a vacuum pump or air injector. The simplicity of this design is intended to keep repair and maintenance costs to a minimum. The distiller allows the home user the advantages of low temperature vacuum distillation at an affordable price in a unit that is simple and easy to maintain. The distiller is undergoing tooling design for a home use version with introduction to the market place anticipated to be during the third calendar quarter of 2001.

The third core technology relates to the use of methods and apparatus for causing particles such as atoms and nuclei to engage in known useful reactions such as nuclear fusion. One such method employs a high energy particle beam. This beam functions in much the same way as the common laser. The important difference is that the high energy particle beam is composed of particles rather than light. By accelerating the beam, extremely high energy levels are possible. The high energy particle beam technology is still in the relatively early stages of development. Another more recently devised method uses lasers to explode microdroplets into plasma clouds that collide at high energies and result in fusion. This method also is in the early stage of development and its commercial efficacy may be dependent upon the enhancement of existing laser technologies. There can be no assurance that these particle technologies will ever be commercially viable.

We have sold or are currently selling our products in the United States, Puerto Rico, Mexico, Japan, China, Germany, Hungary, Canada Sweden, the United Kingdom Costa Rica, Malaysia and the Philippines.

In fiscal 2000, our three largest customers were Manta Yamamoto Japan, Market One and Hungarofek with 37%, 18% and 16% of our sales respectively. In fiscal 1999, our three largest customers were Hungarofek, China Power and TOPI with 24%, 20% and 14% of our sales respectively.

BUSINESS STRATEGY

Our focus has been redirected almost fully from research and development to the marketing and sale of products. Although research and development will always be a portion of our strategy, the Board of Directors and management have determined that the promotion and sale of products is where the main focus of American Technologies' attention and effort should be aimed. The promotional strategy of American Technologies is product-directed. Some of the products are being promoted though traditional media channels while others are being marketed through strategic alliances and opportunities with companies having existing structures and programs in the promotion, marketing and sale of products related or similar to those of American Technologies.

CORE TECHNOLOGIES

CATALYST TECHNOLOGY

After more than six years of self-funded research utilizing our own laboratory along with facilities at the University of California, Los Angeles, and Zhongshan University in China, among others, our scientists have developed new commercial and industrial products from our proprietary catalyst.

Our catalyst results from a proprietary process that produces what are believed to be water solutions containing water clusters that are stable at high temperature. It is carefully noted that this is a theoretical assumption, and its correctness or incorrectness does not bear on the efficacy of the product. We can produce different kinds of water solutions for different applications.

The structures that we believe to be these water clusters have been observed by photographing the catalyst solution with an atomic force microscope and through other means. Additionally, solutions containing the catalyst are observed to absorb ultraviolet light at a rate higher than plain water.

The clusters are believed to be groups of water molecules configured in such a way so as to produce a relatively large plus/minus polarity. We believe this polarity is what gives the clusters their catalytic properties. Tests indicate that these water clusters improve the performance of various chemical, physical and biological processes, including improved combustion, descaling (removal of certain metallic salts from water equipment) and de-coking (removal of carbon from combustion equipment). For example, in internal combustion engines the clusters appear to attract hydrocarbons and oxygen resulting in a more complete burning of the fuel. This results in improved efficiency and reduced carbon deposits in the combustion chamber.

We continue to identify catalyst varieties and define potential commercial applications, as well as perform our own tests on commercial applications of the technology. Potential customers also conduct independent tests on the products. Current projects cover commercial applications in numerous fields. For example, in the combustion enhancement field, independent test are frequently conducted on the use of our catalyst as a bulk fuel additive in gasoline and diesel fuels, in power generation using gas turbines, a facilitator of de-coking and in diesel power generating plants. Another application includes use in the printing industry, where the anti-static properties of the catalyst are of value.

In some possible areas of application validation and testing may still be required to develop marketable products; in others, the products are ready for sale. In the bulk fuel market, large potential users generally require testing on their own prior to making any decisions concerning wide-scale adoption of the catalysts. It is our present marketing strategy to apply the technology to existing products with expectations of improving those products' competitive advantage as a result of the performance enhancing effect of our catalyst. There can be no assurance that the catalyst technology will perform in a commercially viable manner in all of the applications discussed and even if such applications are commercialized, that they will be accepted in the marketplace.

As with any product which becomes and remains viable, we will constantly seek to improve the performance and applicability of its catalyst. This will be done through a limited continuing research and development effort. We will also seek to develop marketing partnerships and strategic alliances aimed at furthering the acceptance and consumption of the products.

Automotive Combustion Air Enhancement Products

The Force is an automotive aftermarket product that utilizes our catalyst technology. By the delivery of the combustion enhancer through the airstream into an engine, independent tests indicate that The Force produces a more complete combustion of the fuel within the engine. The Force combines our proprietary combustion enhancer with our patented delivery system. The Force airborne combustion enhancer is placed in the engine's air filter housing. The delivery system releases the combustion enhancer into the incoming air stream of the engine, where it enhances fuel combustion. With more complete combustion, fewer carbon deposits occur and the engine operates more efficiently.

Several studies, some of which we have paid for, have shown that The Force produces a more complete combustion of petroleum fuels in internal combustion engines. The studies were not side by side comparisons with other products, but, rather, tested the effects of the catalyst against a baseline in which no enhancing agents were introduced into the combustion process. The most recent study was completed in October, 2000. This study was conducted at our expense by Automotive Testing and Development Services, Inc., an independent laboratory which tests according to procedures approved by the California Air Resources Board and the US Environmental Protection Agency. Automotive Testing and Development Services has consistently ranked among the very top independent test laboratories in the annual California Air Resource Board sponsored round-robin correlation test.

Automotive Testing and Development Services conducted a test on a medium duty diesel truck using a reformulated and improved version of The Force in accordance with a standardized federal testing procedure. The test was conducted in strict accordance with the provisions of federal and California law. The test resulted in material reduction in total hydrocarbons, NOx (oxides of nitrogen), and CO (carbon monoxide) and a significant improvement in fuel efficiency, that is, an increase in miles per gallon.

Earlier studies include emission tests by the German laboratory DEKRA in July, 1993; laboratory tests by the Czech Republic in September, 1994; the Federal Test on Emissions conducted by California Analytical Labs in Orange, California in August, 1997; and emission tests by a government of Japan facility, the Japanese Automotive Transport Association in 1997.

We principally use third parties to manufacture The Force, although limited production can be and is regularly accomplished at our facility. The raw materials utilized to manufacture The Force are readily available from numerous suppliers.

Marketing

Because of the high cost of gasoline in Europe and Asia, these areas are believed to be excellent markets for The Force and other catalyst products. Significant inroads are expected in these markets during the next 12 months. Through our agreement with Brawley, Pardini, Fonzi, we are developing a national network of professional manufacturers' representatives to take advantage of that awareness and to insure that The Force is found on retail shelves nationwide.

In the domestic trucking industry, The Force Fleet Formula is beginning to experience increasing acceptance. The test performed by Automotive Testing and Development Services, in concert with a marketing campaign currently underway involving an independent marketing company, Express Success International, has begun to produce sales of the product.

Historically, we have had difficulty overcoming customer reluctance to commit to purchase of our products without conducting their own tests. The recent test completed by Automotive Testing and Development Services has helped in this regard, and management believes that, as the amount of product distributed and consumed increases, there will be greater acceptance of our products based on reputation.

Competition

There are a substantial number of different after market combustion enhancement products on the market, particularly liquid fuel additives. We are not aware of any other airborne combustion enhancer similar to The Force. If we introduce a liquid fuel additive, it may face substantial competition from numerous products and companies with significantly greater financial and other resources. However, our products are water based and environmentally benign, and we believe that once The Force has gained wider name recognition and acceptance, gaining market acceptance of other products containing the catalyst will be easier.

Although we believe The Force is the only airborne fuel additive currently available, we still need to compete for product awareness by the public. We recognize the need to establish public awareness and product recognition among numerous competing products supported by companies with substantially greater marketing resources. We continue our efforts to achieve the necessary product recognition to successfully compete in the combustion enhancement industry.

Regulation

The sale of after market automobile devices is subject to regulation by the California Air Resources Board and similar agencies in other states. We have conducted studies establishing the non-toxicity and non-polluting nature of The Force, as well as the fact that the product does not, in any way, interfere with factory-installed pollution control equipment and received California Air Resources Board Executive Order No. D339 which permits sale of The Force in California. By this order, the California Air Resources Board does not confirm the effectiveness of The Force. As California Air Resources Board's requirements are among the most stringent in the nation, this Executive Order number is normally accepted in all states. We spent approximately $25,000 in connection with obtaining this Executive Order. In May, 1994, The Force was registered with the Environmental Protection Agency in accordance with the regulations for the Registration of Fuels and Fuel Additives. We do not anticipate any negative effects from compliance with current or future EPA or state regulations.

Catalyst Additives for Hydrocarbon Fuels

We have developed a proprietary catalyst/enhancer which has diverse applications in enhancing combustion of hydrocarbon fuels of all types. It is also compatible with many existing chemical processes without requiring retrofit or modification to current plant equipment. Further, because it is water-based, it is environmentally friendly.

The catalyst, as a liquid fuel additive for bulk fuels, is being marketed worldwide. Although we have agreements for the sale of some of our catalyst products, no assurance can be given that sales will result from these agreements.

Regulation

The EPA requires registration of all additives used in gasoline and diesel fuel in motor vehicles in accordance with the requirements of the Fuels and Alcohol Registration law. All manufacturers of additives for motor vehicle fuels must register the additive before commercial sale of the additive. We have registered our F420 gasoline fuel additive with the EPA. American Technologies does not anticipate any negative effects from compliance with current or future EPA or state environmental regulations. Under certain circumstances, registrants of fuel additives are required to provide health information and conduct toxicity testing, individually or in groups, unless exempted by certain small business provisions. We do not anticipate that our fuel additive will be subject to this testing. However the F420 additive was subjected to testing which confirmed that the additive does not cause cell mutation and is not carcinogenic.

Bulk fuel additives are generally not regulated by the various states but are subject to EPA registration and significant industry standards. Extensive testing is required to meet these industry regulations prior to sale of the additive and there is no guarantee that new bulk additive products can meet all of these industry regulations.

Household Cleaning and Personal Care Products and Other Applications

As a component of personal care and household products, one of our catalysts is particularly effective in the enhancement of detergency and enzyme activity. Our cosmetic products all contain 51% cold pressed aloe gel, known for its favorable enzymatic activity. The home care products take advantage of the detergency-enhancing characteristics of the catalyst.

To date, we have not aggressively marketed these products. We had entered into a joint marketing venture for various personal care and household products. The party responsible for developing the distribution network was unsuccessful and the venture failed. At the present time, we are focusing our limited resources on marketing other products, although we are exploring alternative distribution channels for these products.

Current Distribution and Other Marketing Arrangements

We currently have the following agreements to market, sell or distribute our catalyst products:

1. CHINA POWER: American Technologies has an agreement with China National Water Resources and Electric Power and Equipment Company, Ltd., a company owned by the Peoples Republic of China and the second largest company in China. The agreement calls for the appointment of China Power to be the exclusive distributor of American Technologies' products in China. There have been no sales to date under this agreement.

2. BRAWLEY, PARDINI, FONZI, INC. This is an agreement with a national distributor of retail products to bring The Force to retail shelves in concert with the national infomercial. There have been no sales to date under this agreement.

3. EXPRESS SUCCESS INTERNATIONAL: This is an exclusive agreement for the marketing and distribution of combustion enhancements products to the trucking, transportation and asphalt industries in the U.S., Canada and Mexico subject to Express Success generating specified sales amounts. The first sale to Express Success was made in early December 2000. A second order has been received and is currently in production. The agreement expires on July 31, 2007.

4. BULGARIA: An agreement was signed with two individuals for the sale of American Technologies' products in Bulgaria. There have been no sales to date under this agreement.

5. UKRAINE and RUSSIA: An agreement was signed with two individuals for the sale of American Technologies' products in the Ukraine and Russia. There have been no sales to date under this agreement.


WATER PURIFICATION TECHNOLOGY

Water quality has become a major health issue in the US and other countries. The World Health Organization has identified the lack of fresh clean water as the number one problem facing our world during the next 50 years. This has caused an increase in the world market demand for water treatment systems for home use. There are numerous technologies currently being used to satisfy this demand. Of the various technologies used in the purification of water (such as distillation, reverse osmosis and filtration), distillation is the only one that puts water through a cleansing phase-change from a liquid state to a vapor state and then back again to a liquid state. This type of process produces the cleanest water.

From an operational point of view, several significant differences exist among the technologies used. As an example, a small hole in a reverse osmosis membrane can drastically reduce water quality, yet go unnoticed. Also, water filters can become clogged and re-release contaminants back into the water, unknown to the user. A distiller on the other hand, builds in a natural barrier between the contaminated water source and the final purified water since the denser contaminants remain in the contaminated water area rather than being transported to the purified water area with the vaporized water.

Distillation Technology

Distillation is the process by which the vapor released by a boiling liquid is collected, cooled and turned back into a liquid. Distillation is generally used to purify or separate the components of a liquid. There are many variations in distillation technologies ranging from simple direct distillation to low pressure vacuum distillation.

Distillation is not without its problems however. The first problem is the damage caused by scale buildup in a standard distiller in hard-water areas. Scaling occurs when higher temperature liquids that contain precipitates (alkaloids) are deposited on heating surfaces. Severe damage to boilers and heating elements can occur within a short period of time from distilling hard water, resulting in a large reduction in distiller performance. The scale buildup is not easy to remove and may require the use of specialized chemicals. Energy efficiency is also sacrificed. Vacuum distillers have been developed to avoid this scale problem because they boil the water at temperatures which are generally below scale formation ranges. However, vacuum pumps in distillation systems add significantly to manufacturing costs and increase maintenance costs. Additionally, vacuum pumps are associated with high noise levels that make them inappropriate for many applications.

Our distiller, however, through a proprietary method, achieves the advantages of vacuum distillation without requiring the need for expensive and noisy vacuum pumps. As a result, this distiller virtually eliminates scale buildup and also avoids the extra costs and unreliability of a vacuum pump or air injector. The simplicity of this design is intended to keep repair and maintenance costs to a minimum. The distiller allows the home user the advantages of low temperature vacuum distillation at an affordable price in a unit that is simple and easy to maintain.

The distiller can remove over 99% of sediment, dissolved solids, particles, salts and heavy metals such as lead, copper and arsenic. Additionally, the distiller can be combined with a carbon post-filter to remove volatile organic compounds from the water to improve taste.

After delays due to limited funding and the need to modify the prototype prior to completion of final tooling design, units are expected to be available for sale during the third calendar quarter of 2001. After introduction of the first model, a countertop household unit, it is planned that an upgraded unit of greater capacity and more features will be introduced to expand the market to commercial users of distilled water.

We are discussing the domestic marketing of the distiller with various companies including several larger direct marketing firms which specialize in household water purification equipment as well as with two firms which specialize in televised advertising presentations for new products, however there can be no assurance that we will enter into any marketing agreements. Marketing media will be selected so as to obtain maximum exposure for the product to consumers.

PARTICLE TECHNOLOGY PROJECTS

American Technologies has developed technologies that use particles such as atoms and nuclei in beams or in lasered microcluster arrangements to cause reactions. These reactions are postulated to result in the transformation of matter or the release of energy and useful particles such as neutrons. Potential applications include the transmutation of nuclear waste to make it harmless and the generation of energy.

The particle beam project proposes to produce a beam of heavy particles known as Bose-Einstein condensates. As a beam of particles, it would function in much the same way as the common laser. The important difference is that the beam is postulated to be composed of heavy particles rather than light. By accelerating the beam, extremely high energies are possible, and the beam could potentially have much more punching power than today's strongest laser. American Technologies has coined the term "BASER" to refer to particle beam technology some of which technology has been licensed from a third party.

According to particle beam theories, an extremely cold beam of molecules or atoms may be able to cause reactions, such as fusion, between atoms and their nuclei and the release of energy and other particles such as neutrons. Neutrons from fusion of light nuclides induced by use of particle beams may be used to transmute radioactive waste nuclides, such as the fission fragments left in spent nuclear reactor cores, into shorter-lived nuclides that quickly decay to become harmless. There can be no assurance that the high energy particle beam technology will ever be commercially viable in this or any application.

American Technologies has more recently developed a separate and wholly owned particle technology employing a technique in which clusters of microdroplets made of a substance having light nuclei are safely exploded into colliding plasma clouds to cause nuclear fusion. This technology therefore may be used to render nuclear waste harmless by using the neutrons generated by such fusion reactions. However, the economic viability of this application may be dependent upon the enhancement of existing laser technologies. There can be no assurance either that such developments will be achieved or that the colliding plasma technology will ever be commercially viable in this or any application.

A detailed proposal has been submitted to the U.S. Department of Energy to undertake a pilot project for the production of quantities of neutrons using the colliding plasma technology. Discussions continue at the highest levels of the Department of Energy , although to date there has been no assurance that funding will be provided for the project. American Technologies is also exploring joint venture opportunities for development of the colliding plasma technology with a number of entities.

The second potential application of our particle technologies is the production of steam for powering turbines and generators to create electrical power. This utility application is a tremendous opportunity to safely start and stop fusion operations without the attendant safety hazard of existing technologies. Our particle technologies are envisioned to compete in this area directly with fossil fuel consuming and nuclear fission-powered electrical generating plants. We envision this application to be ultimately the most beneficial financially to us.

No evidence exists to substantiate these potential applications of particle technologies or that the particle technologies will achieve experimental validity. No assurance can be given that American Technologies will develop the particle technologies or that if developed, they will have any of the above stated capabilities or any commercial applications at all; however, we intend to expend funds to continue our research in this area as our financial condition improves. The development of these technologies are likely to require a minimum of three to five years and expenditure of substantial sums of money, likely to be in excess of $10,000,000, on research and development. Presently, American Technologies is not devoting significant scientific or financial resources on these technologies. Even assuming we can devote the necessary time and funds to the research and development, of which there can be no assurance, there can be no guarantee that these technologies can or will ever be successfully developed, or if developed, be commercially viable.

PATENTS

We have applied for a number of patents covering our particle, vacuum distiller and catalyst technologies. The status of our patent activities is as follows:

      -     Particle Technology Patents

            We have been granted 7 U.S. patents and 9 foreign patents on particle technologies. Additionally, we have 3 U.S. and 6 foreign patent applications pending.

      -     Catalyst Technology

            We have been granted 1 U.S. patent on the catalyst technology and 7 U.S. patent applications are in various stages of prosecution. Foreign patent applications to protect this technology are also in progress. We are examining whether protecting this technology as a trade secret may be more appropriate than through patents and therefore we are not presently pursuing additional patents on this technology.

      -     Vacuum Distiller

            We have been granted 1 U.S. patent on the vacuum distiller technology and we have 2 U.S. patent applications pending. Foreign applications to protect the technology are also in process.

All of our products currently offered for sale are protected by patents, patent applications or are maintained as trade secrets in the U.S. There can be no assurance that our products do not infringe on the intellectual property rights of others despite our efforts to avoid doing so.

RESEARCH AND DEVELOPMENT

We have incurred approximately $599,812 and $665,377 in research and development expenses during the years ended July 31, 2000 and 1999, respectively.

Our research staff continues to actively pursue development of new applications of our catalyst technology as well as refinement of its science.

EMPLOYEES

We have twelve full-time employees and one part-time employee. New Concept Mining Inc., a subsidiary, also employees one part-time employee. None of our employees is subject to a collective bargaining agreement nor have e experienced any work stoppages. We believe that our employee relations are good.

PROPERTY

In August, 2000, we completed the sale of 1009, 1013 and 1017 South Mountain Avenue, Monrovia, CA for an aggregate sale price of $1,300,000. We have leased from the purchaser 1017 South Mountain Ave. which consists of approximately 16,140 square feet of executive offices, research and development, manufacturing and warehouse space at $9,222 per month through August 2001.

LEGAL PROCEEDINGS

On October 25, 2000, we filed a lawsuit in Los Angeles Superior Court against Bio-Friendly Corporation, Robert Carroll, Noel Carroll, William Carroll and Shui-Yin Lo for breach of contract, fraud, intentional interference with business relationship, unfair competition, misappropriation of trade secret and conversion, among others claims. In addition, an application for a Temporary Restraining Order was filed. The TRO was granted to require certain of the defendants to take steps necessary to remove any representation that they invented, developed, commercialized, researched, Might-Tron from the Peacock web site. Might-Tron is a private label name for The Force. Peacock Financial is an investor in Bio-Friendly.

The complaint alleges in part, that defendants misappropriated our catalyst technology and subsequently produced and sold products embodying our proprietary information related to our combustion enhancer. We market the combustion enhancer in numerous products including The Force and as a liquid bulk fuel additive. The complaint seeks, in part, $10,000,000 in compensatory damages plus punitive damages, attorneys' fees and equitable relief.

On December 11, 2000, a hearing was held on our request for a preliminary injunction. At the hearing, the Court ordered that a preliminary injunction be granted against Bio-Friendly based, in part, on a finding by the Court of unfair competition through deceptive, untrue or misleading advertising. The order was issued to protect us and the public and was to take effect upon our securing an undertaking (bond) in the amount of $50,000. Due to our limited financial resources, we have been unable to obtain a bond.

On November 27, 2000, David A. MacKichan filed an action against us and one of our officers in Los Angeles Superior Court seeking $700,000 in damages from us for lost sales commissions as a result of breach of an oral contract, among other causes of actions. We deny that any contract was entered into with Mr. MacKichan. Our directors and officers liability insurance carrier is providing the defense for our officer.

                                   MANAGEMENT

Our Directors and Executive Officers are listed below, together with brief accounts of their business experience and certain other information.

Name                      Age       Present Office or Position         Year First Elected Director
----                      ---       --------------------------         ---------------------------
Lawrence J. Brady         61         Chairman of the Board of                     1997
                                Directors, Chief Executive Officer

William Odom              68                 Director                             1997

Charles McCarthy          62                 Director                             1998

Alan Brooks               52                 Director                             1999

Lawrence Pressler         58                 Director                             1999

Lawrence Schad            55                 Director                             1999

Lawrence J. Brady: became President and a Director in March, 1997. In December, 1997, he became Chief Executive Officer and Chairman of the Board. From 1994 until he joined the Company, Mr. Brady was an independent consultant except for a five month period during which he served as president of Chantal Pharmaceutical Corp. From 1991 to 1994 Mr. Brady served as a director and founder of Capitoline International Group, Ltd., a consulting firm. He was a Senior Vice President of Hill & Knowlton Public Affairs Worldwide from 1987 to 1991 and Director of International Marketing for Sanders Associates, a Lockheed subsidiary from 1985 to 1987.

Mr. Brady served as Assistant Secretary of Commerce for Trade Administration in the Reagan Administration, responsible for administering federal government export and import trade regulation functions, which included high technology export control and enforcement programs, the anti-dumping and countervailing duty laws and the anti-boycott and foreign trade zone programs. He has completed all requirements for a Ph.D. in International Economics and International Affairs except for his dissertation.

William Odom: since 1988 has served as Director of National Security Studies for the Hudson Institute and since 1989 has served as an adjunct professor at Yale University. As Director of the National Security Agency from 1985 to 1988 he was responsible for signal intelligence and communications security for the United States. He has many other senior national security positions in the military and the executive branch of the United States government, including in the Carter White House. Mr. Odom also serves as Chairman of the Board of American Science and Engineering, Inc. and as a director of V-ONE Corporation.

Charles McCarthy: is a graduate of Georgetown University Law Center, where he qualified for membership on its law journal. Since 1994 he has been Counsel to the law firm of O'Conner & Hannan, a Washington D.C. and Minneapolis, Minnesota based law firm. Previously, he served as trial attorney for the Securities and Exchange Commission in the Division of Enforcement and as Blue Sky Commissioner for the District of Columbia. Mr. McCarthy recently completed a four year term as General Counsel to the National Association of Corporate Directors and was Director of the National Blue Ribbon Commission on the proposed proxy reform and their impact on executive compensation in the United States. Mr. McCarthy also serves as a director of Avitar Technologies, Inc. and a number of privately held companies.

Lawrence Pressler: has been a partner in the law firm of O'Connor & Hannan, a Washington D.C. and Minneapolis, Minnesota based law firm since 1998. From 1996 to 1998 Mr. Pressler was affiliated with the law firm of Pressler & Associates. From 1975-1996, he served as a member of the U.S. Congress, 18 years of which were in the U.S. Senate. He authored the Telecommunications Act of 1996 as well as various aviation, pipeline, transportation, satellite, foreign policy, business and trade legislation during his time in Congress. He is a former Rhodes Scholar at Oxford, England and a Harvard Law School graduate. Mr. Pressler also serves as a director of Global Light Telecommunications, Inc.

Lawrence Schad: is a principal of the 11 lawyer firm of Beeler, Schad & Diamond, P.C. of Chicago, Illinois which he founded in 1980. His primary practice areas are business, commercial and consumer fraud litigation, commercial matters, and business planning and strategy.

Alan Brooks: became a Managing Director of Cone, Rose, Thatcher Ltd. in June, 1999. From May, 1991 through March, 1999 he served as CEO and/or Chairman of Interfund Resources Ltd. He also acted as President and a director of Aviation Resources, Inc. from May, 1996 to February, 1999. Mr. Brooks is also a Director and advisor to Bromar Capital Management, Ltd. and MCAP Investments Group, Ltd. as well as a Partner of Allied Capital Partners, Ltd. Mr. Brooks specializes in marketing, mergers and acquisitions and LBO's, and has structured financings for a wide variety of companies and government organizations throughout the world.

Directors are elected annually at our annual meeting of shareholders. The term of each person currently serving as a director will continue until our next annual meeting or until a successor is duly elected and qualified. Messrs. Schad, McCarthy and General Odom serve on our Audit Committee.

Executive officers are appointed annually by the Board of Directors and serve at the discretion of the Board, except to the extent that provisions of employment agreements may govern.

Section 16(b) Beneficial Ownership Compliance

Based upon our review of the reports on Form 3, Form 4 or Form 5 furnished to us pursuant to Section 16 of the Securities Exchange Act of 1934, Mr. Schad failed to timely file one Form 3 and two Form 4s.

                             EXECUTIVE COMPENSATION

The tables and discussion below set forth information about the compensation awarded to, earned by or paid to the Company's executive officers during the fiscal years ended July 31, 1998, 1999, and 2000.

                           Summary Compensation Table
                                                                             Long Term
                                                                           Compensation
                                                                           ------------

          Name & Principal Position         Year     Annual Salary        Stock Options
          -------------------------         ----     -------------        -------------
      Lawrence Brady                        2000        $180,000                --
         Chairman of the Board and
         Chief Executive Officer            1999        273,100 (1)         500,000 (2)

                                            1998         181,712            500,000 (3)

      Shui-Yin Lo                           2000        $115,605 (4)            --
         Director of Research &
         Development and a Director         1999         187,690 (5)            --

                                            1998         163,882            250,000 (6)
                                                                              45,000 (6)

      Jim Nicastro                          2000        $113,317 (4)            --
         Vice President
                                            1999         153,337                --

                                            1998         161,632            250,000 (6)
                                                                              40,000 (6)

      John M. Dab                           2000        $154,000                --
         General Counsel and
         Secretary                          1999         156,614 (7)        160,000 (8)

                                            1998         157,283                --

----------------------
(1) Includes $93,100 in forgiveness of indebtedness.

(2) The exercise price of 400,000 of these options is $0.75 per share, the estimated fair market value on the date of grant. In fiscal 2000 the exercise price of 100,000 of these options was reduced from $0.75 to $0.25 per share, which amount is no greater than the estimated fair market value on the date of repricing. Three quarters of these options have vested and one quarter of the options vest on January 1, 2001.

(3) The exercise price of these options is $0.75 per share, the estimated fair market value on the date of repricing. The options vest at the rate of 25% per year commencing January, 1998.

(4) Includes cash paid in lieu of vacation upon separation from the Company during fiscal 2000.

(5) Includes $27,923 in forgiveness of indebtedness.

(6) These options have expired without exercise as a result of separation from the Company during fiscal 2000.

(7) Includes $2,500 in forgiveness of indebtedness.

(8) The exercise price of 100,000 of these options is $0.75 per share, the estimated fair market value on the date of grant. In fiscal 2000 the exercise price of 60,000 of these options was reduced from $0.75 to $0.25 per share, which amount is no greater than the estimated fair market value on the date of repricing. Three quarters of these options have vested and one quarter of the options vest on January 1, 2001.

                         Options Granted In Fiscal 2000

No stock options were granted to employees during fiscal 2000, however options outstanding under the Company's 1993 Incentive Stock Option Plan and 1993 Non-Statutory Stock Option Plan were repriced from $0.75 to $0.25 per share in order to maintain the incentive to employees. The following table presents information regarding the repricing of options held by certain executives.

                           Number of         Percent of
                          Securities       Total Repriced
                          Underlying      Options Held by
        Name           Repriced Options    Employees in
        ----                Granted         Fiscal 2000     Exercise Price    Expiration Date
                            -------         -----------     --------------    ---------------
  Lawrence J. Brady         100,000              15.2           $0.25        December 31, 2007
     Shui-Yin Lo               --                 --              --                --
    Jim Nicastro               --                 --              --                --
      John Dab              160,000              24.4           $0.25        December 31, 2007


                                          Option Values At July 31, 2000
                      Number of Securities Underlying         Value of in-the-money Options
                         Options at July 31, 2000                   at July 31, 2000
                         ------------------------                   ----------------
        Name             Exercisable       Unexercisable       Exercisable       Unexercisable
        ----             -----------       -------------       -----------       -------------
  Lawrence J. Brady        875,000            250,000           $    0             $   0

     Shui-Yin Lo          1,062,500*             0                   0                 0

    Jim Nicastro              0                  0                   0                 0

     John M. Dab           250,000            100,000                0                 0

   --------------
* Includes 450,000 options grant to Dr. Lo in connection with the sale to us of certain technology rights which options expired subsequent to July 31, 2000.

Effective January 1, 1999, we entered into one year employment agreements with Messrs. Brady, Dab and Nicastro and Dr. Lo at annual salaries of $180,000, $155,000, $155,500 and $160,000, respectively. As additional compensation, Messrs. Brady, Dab and Nicastro and Dr. Lo were granted options to purchase 400,000, 100,000, 150,000 and 150,000 shares of common stock, respectively, at $0.75 per share under their employment agreements. The options vest one-half on January 1, 1999, and one quarter on each of January 1, 2000 and 2001. Each agreement automatically renews for consecutive one year terms if not terminated within 60 days of the end of a term. During fiscal 2000, Dr. Lo and Mr. Nicastro separated from the Company. On January 1, 2001, Mr. Dab became a part-time employee.

Each employment agreement allows us to terminate the agreement early for "cause," which includes final conviction of the employee of a felony involving willful conduct materially detrimental to us or the final adjudication of the employee in a civil proceeding for acts or omissions to act involving willful conduct detrimental to us. In addition, each agreement provides for the payment of three months salary if the employee terminates his employment in connection with a change of control as defined in the agreement or one year's salary in the event we terminate the employee during the period commencing 90 days before and ending 180 days after the change of control. Change of control is defined as an event or series of events that would be required to be described as a change in control in a proxy or information statement distributed by us pursuant to
Section 14 of the Securities Exchange Act of 1934 in response to Item 6(e) of
Schedule 14A .

Directors who are employees do not receive compensation for serving as such; non-employee Directors receive $7,500 and an option to purchase 25,000 shares of common stock at the fair market value on the day of appointment (or anniversary thereof) per year which vest at the rate of 2,000 shares per month with 3,000 shares vesting in the twelfth month. In lieu of the $7,500 cash payment for calendar 1999, each of the non-employee directors was given 50,000 shares of common stock valued at $0.12 per share. For calendar 2000, each of the non-employee Directors was paid by issuance of 150,000 shares of common stock at an average price per share of approximately $0.18. All Directors hold office until the next annual meeting of the shareholders or until their successors have been duly elected and qualified. All officers serve at the discretion of the Board of Directors.

We do not have a retirement, pension or similar programs at the present time. The creation of any such plan, however, will be at the discretion of the Board of Directors. The Board of Directors may, in the future, adopt such employee benefit and executive compensation programs as it deems advisable and consistent with the best interests of the shareholders and our financial condition and potential.

Stock Option Plans

Our 1993 Incentive Stock Option Plan and 1993 Non-Statutory Stock Option Plan provide for the granting of incentive stock options, within the meaning of
Section 422b of the Internal Revenue Code of 1986, as amended, to employees and non-statutory stock options to employees, non-employee directors, or consultants or independent contractors who provide valuable services to us. At December 31, 2000, 2,221,500 shares of common stock were reserved for issuance upon exercise of stock options granted under the option plans. The shareholders approved the option plans in November, 1993.

The Board of Directors administers the option plans or, if the Board so designates, a stock option committee consisting of at least two members of the Board of Directors. The Board or the stock option committee, as the case may be, has the discretion to determine when and to whom options will be issued, the number of shares subject to option and the price at which the options will be exercisable. The Board or the stock option committee will also determine whether such options will be incentive stock option or non-statutory stock options and has full authority to interpret the option plans and to establish and amend the rules and regulations relating thereto.

Under the incentive stock option plan, the exercise price of an Incentive Stock Option shall not be less than the fair market value of the Common Stock on the date the option is granted. However, the exercise price of an Incentive Stock Option granted to a ten percent (10%) stockholder (as defined in the Incentive Stock Option Plan), shall be at least 110% of the fair market value of Common Stock on the date the option is granted; exercise prices of options granted under the non-statutory stock option plan may be less than fair market value. The maximum aggregate number of shares that may be covered by options under the option plans is 10% of the total outstanding shares of common stock.

As of July 31, 2000, incentive stock options covering 391,500 shares exercisable at $0.25 per share and non-statutory stock options covering 265,000 shares exercisable at $0.75 per share and 265,000 shares exercisable at $0.25 per share have been granted and not canceled or exercised. As of February 28, 2001, options covering an additional 2,702,478 shares may be issued under the option plans.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 28, 2001 concerning the ownership of the our common stock by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, (ii) each of our directors , and (iii) all directors and executive officers as a group:

Name and Address             Amount and Nature of Beneficial Ownership (1)     Percent of Class
----------------             ---------------------------------------------     ----------------
Gaines P. Campbell, Jr.                    7,011,034 (2)                              12.5
1341 Birmingham Highway
Chattanooga, TN  37419

Keshet L.P. (3)                           12,000,000 (2)                              19.6(4)

The Keshet Fund L.P. (3)                   5,500,000 (2)                              10.0(4)

Lawrence J. Brady (5)                      1,393,000 (6)                               2.8

Charles McCarthy (5)                         280,000 (7)                                 *

William Odom (5)                             257,500 (8)                                 *

Alan Brooks (5)                              225,000 (9)                                 *

Lawrence Pressler (5)                        225,000 (9)                                 *

Lawrence Schad (5)                         2,000,400(10)                               4.0

John M. Dab (5)                              364,500(11)                                 *

All officers and                           4,380,900                                   8.6
directors as a group
(6 people) (6) (7) (8) (9) (10)

--------------------------------
*  Less than 1 percent.

(1) Except as reflected below, each of the persons included in the table has sole voting and investment power over the shares respectively owned, subject to the rights of spouses under applicable community property laws.

(2) These shares are issuable upon conversion of debentures or notes or upon the exercise of options or warrants.

(3) The address of each of these parties is Ragnall House, 18 Peel Road, Douglas, Isle of Man, 1M1 4L2 United Kingdom.

(4) Under the terms of the subscriptions agreements with these parties, they cannot own more than 9.99% of our outstanding shares of common stock at any time.

(5) The address of each of these persons is c/o ATG, 1017 South Mountain Ave., Monrovia, CA 91016.

(6) Includes 1,375,000 shares issuable upon exercise of options.

(7) Includes 80,000 shares issuable upon exercise of options

(8) Includes 57,500 shares issuable upon exercise of options

(9) Includes 25,000 shares issuable upon exercise of options.

(10) Includes 115,300 shares held by Mr. Schad's children under the Uniform Gift to Minors Act, 183,000 shares held by a trust for which Mr. Schad serves as a trustee with no beneficial interest and 25,000 shares issuable upon exercise of options. Also includes 309,000 shares held by Mr. Schad's wife and 250,000 shares issuable upon exercise of a warrant also held by Mr. Schad's wife.

(11) Includes 4,500 shares of Common Stock held of record by Mr. Dab's children under the Uniform Gift to Minors Act and 350,000 shares issuable upon exercise of options.

                           FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus and in the documents that are incorporated by reference. Forward-looking statements are subject to risks and uncertainties and include information concerning possible or assumed future results of our operations. When we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that an investment in our securities involves certain risks and uncertainties that could affect our future financial results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Particle Technology Agreements

The BASER particle beam technology is licensed from BWN Nuclear Waste Elimination Corporation. BWN has licensed the technology from Apricot S.A. which is 50% owned by Dr. Shui-Yin Lo, a former director American Technologies. Our license agreement with BWN grants us a sublicense to exploit all rights to certain technology relating to the BASER particle beam in its application to the rendering of nuclear waste non-radioactive. With the exception of the application of BASER particle beams for the production of power and energy, if we identify additional applications for the BASER technology, commence research and development efforts with respect to such applications and notify BWN of our intent to develop such applications, then such applications will come within the terms of the sublicense, subject to our marketing the application within five years of our notification to BWN of our intent to develop the application. In June, 1994, we issued BWN 300,000 shares of common stock valued at $3.00 per share as a one-time license fee under the agreement. Additionally, at such time as we receive an offer to purchase any application of the BASER particle beam technology for commercial utilization or we commence the commercial utilization of any application of the BASER particle beam technology, other than for the production of power, we will issue 1,700,000 shares of Series A Stock to BWN. Further, there is a periodic royalty payment due to BWN in the amount of 10% of our net sales from our exploitation of BASERs. We are responsible for maintaining all patents currently in place on the BASER technology. If we do not spend at least $100,000 on the development of BASER particle beams during each fiscal year after the fiscal year ending July 31, 1994, the BASER Agreement will terminate. To date, we have satisfied this requirement.

On July 22, 1994, we entered into a Technology Acquisition Agreement with Shui-Yin Lo, our former Director of Research and Development and a former member of the Board of Directors. For $150,000, we acquired an option to acquire a 50% interest in Apricot or 100% of the technology underlying BASERs as invented by Dr. Lo, if he reacquires such rights. The exercise price for the option is 10,000 shares of common stock. The option expires one year after Lo's delivery to us of current audited financial statements of Apricot or evidence of unencumbered titled to the BASERs. Additionally, if Dr. Lo has not received 1,700,000 shares of Series A Stock in connection with our purchase of the invention described below, the exercise price will include such shares. Under the Technology Acquisition Agreement we also acquired from Shui-Yin Lo exclusive right, title and interest to the invention entitled "Method and Apparatus for Generating Nuclear Fusion Energy by Coherent Bosons" for which application for Letters Patent of the United States was filed on December 2, 1991. The consideration for the invention is an option to acquire 450,000 shares of common stock at $3.00 per share, and, at such time as we receive an offer to purchase the invention as developed by us for commercial utilization or we commence commercial utilization of any application of the invention developed by us, we will (i) issue to Lo 1,700,000 shares of Series A Stock and (ii) pay to Lo a royalty at the rate of 7.5% of our net profit from the exploitation of the invention. If Dr. Lo receives the 1,700,000 shares of Series A Stock as part of the exercise price for the BASER rights, then Dr. Lo will not receive the shares if the invention is commercialized in accordance with the foregoing criteria.

The foregoing agreements regarding the BASER do not cover our invention embodied in patent applications regarding non-coherent particle beams.

Some of our officers are employed pursuant to written employment agreements the principal terms of which are described under Management above.

Advances to Mr. Brady, Dr. Lo and Mr. Dab totaling $123,523 were forgiven in January, 1999.

We owe Michael Kobrin, Vice President of Strategic Planning and Development, $220,000. This non-interest bearing loan is secured by the personal property of the Company. The indebtedness includes $95,000 of imputed interest. Mr. Kobrin was also granted options to purchase a total of 300,000 shares of Common Stock at exercise prices between $0.12 and $0.40 per share.

Mr. Brooks is a principal and officer of two firms which provided consulting services to the Company. In fiscal 1999, prior to Mr. Brooks becoming one of our directors, these firms were issued 3,000,000 shares of common stock valued at $2,161,250 for the consulting services.

                          DESCRIPTION OF CAPITAL STOCK
Common Stock

We have 100,000,000 shares of common stock authorized of which 49,239,778 shares were outstanding as of February 28, 2001. The holders of shares of common stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore, and, upon liquidation, are entitled to share pro rata in any distribution to holders of common stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common stock. Under Nevada law, the law of the state of incorporation of American Technologies, and our Articles of Incorporation, each holder of a share of common stock is entitled to one vote for each matter submitted for a vote. Additionally, under Nevada law cumulative voting is allowed for the election of directors, if provided for in the Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting. However, California law requires companies meeting certain requirements, which we meet, to permit shareholders to elect to cumulate their votes for directors.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.001 per share. The preferred stock may be issued from time to time in series having such designated preferences and rights, qualifications and to such limitations as the Board of Directors may determine.

We have authorized 10,000,000 shares of Series A Convertible Preferred Stock. The Series A Stock receives a ten percent higher dividend than the common stock, is entitled to one vote per share, shares equally with the common stock upon liquidation and is convertible into one share of common stock at any time at least five years after issuance upon the payment of $3.00 per share. As of February 28, 2001, 378,061 shares of Series A Stock were outstanding, no shares having been converted.

We have authorized 500,000 shares of Series B Convertible Preferred Stock. The Series B Stock has a liquidation preference of $8.00 per share, is entitled to one vote per share and is convertible upon holders request without the payment of any additional consideration during the first year following issuance into the number of shares of common stock equal to the quotient of $8.00 per share and the market value per share for the ten trading days immediately preceding conversion and in subsequent years into one share of common stock for each share of Series B Stock. As of February 28, 2001, there is no Series B Stock issued and outstanding.

We have authorized 2,000 shares of Series C Convertible Preferred Stock. The Series C Stock has a liquidation preference of $1,000 per share, an eight percent coupon payable at the time of conversion, converts to common stock at a 30 percent discount from the fair market value at the date of conversion, is non-voting and is convertible upon holders request without the payment of any additional consideration. As of February 28, 2001, there is no Series C Stock issued and outstanding.

                         SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering and based on our current stock price, 14,184,133 shares of common stock may be issued under the convertible notes and related warrants currently outstanding and the convertible notes and related warrants to be issued on or about the date hereof. In addition, we can put additional convertible notes to some of the selling securityholders under which additional notes approximately 3,247,232 shares are issuable at our current stock price, assuming no notes are converted. These shares may be resold without restrictions or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 under the Securities Act.

Outstanding Restricted Stock

Included in our outstanding shares of common stock at February 28, 2001are 2,618,192 shares which are restricted securities within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. In general, under Rule 144, as currently in effect, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed to be our affiliate, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares. This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us. In addition, under Rule 144(k) of the Securities Act, a person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least two years would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, notice or other requirements of Rule 144. At December 31, 2000, only 1,493,192 shares are available for sale under Rule 144 and all of those may be sold under Rule 144(k).

Preferred Stock

As of February 28, 2001, there were 378,061 shares of Series A Convertible Preferred Stock outstanding. The shares of common stock to be issued upon the conversion of the preferred stock may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144.

Debentures

In connection with certain outstanding convertible debentures and related warrants, an additional 7,011,034 shares are issuable. Of these shares, 3,100,428 may be resold without restrictions or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 under the Securities Act.

                             SELLING SECURITYHOLDERS

The selling securityholders are offering hereby a total of up to 23,900,000 shares of our common stock. The following table sets forth certain information with respect to the selling securityholders as of February 28, 2001. The selling securityholders are not currently affiliates, and have not had a material relationship with us during the past three years, other than as a holder of our securities and the negotiation of the Subscription Agreement.

                                                                                  Amount and Percentage
                              Beneficial Ownership of  Maximum Number of Shares     of Common Stock
                                Common Stock as of     of Common Stock Offered     Beneficially Owned
       Name                      February 28, 2001     for Sale in this Offering   After the Offering(1)
---------------------------------------------------------------------------------------------------------
                                                                                      Number      %
                                                                                  -----------------------
Talbiya B. Investments (2)           3,4000,000 (3)           3,400,000                 0         0

Nesher Ltd. (2)                       2,500,000               2,500,000                 0         0

Keshet L.P. (2)                      12,000,000              12,000,000                 0         0

The Keshet Fund L.P. (2)              5,500,000               5,500,000                 0         0

Tuck International                      500,000                 500,000                 0         0

----------------------
(1) Assumes that the selling securityholders will sell all of the shares of common stock offered hereby. We cannot assure you that the selling securityholders will sell all or any of the shares offered hereunder.

(2) Under the terms of the subscription agreement, none of these selling securityholders will beneficially own more than 9.9% of our outstanding common stock at any time.

(3) This number includes 900,000 shares of common stock issuable upon exercise of outstanding warrants.

Investment Agreement

Overview. On September 5, 2000, in order to provide access to working capital, we entered into a subscription agreement with all of the selling securityholders identified in this prospectus except Tuck International. We were introduced to these selling securityholders as a result of an unsolicited telephone call from a third party. These selling securityholders are sometimes referred to as subscribers. The subscribers are underwriters in connection with the sale of the common stock they will receive when they convert their notes. John Clarke is a director of each subscriber and makes investment decisions on their behalf.

The subscription agreement entitles us to issue and sell up to $5,000,000 principal amount of 8% convertible notes from time to time during a three-year period following the effective date of this registration statement. Notes in the principal amount of $900,000 have already been purchased. Based upon the current price of our common stock, the number of shares of common stock authorized by our articles of incorporation, the number of shares currently issued and outstanding and the number of shares reserved for issuance upon exercise of outstanding options or warrants and conversion of outstanding convertible debentures, the maximum additional principal of convertible notes which can be sold to the subscribers is approximately $250,000, assuming none of the outstanding convertible notes are converted. The amount will increase with increases in the market price of our common stock and decrease with decreases in the market price of our common stock. In connection with the purchase of the notes, we are required to issue to a finder warrants to purchase common stock at the approximate market value on the date of the purchase of the related notes.

Put Rights. Under the subscription agreement, we have the right to require the subscribers, subject to satisfaction of a number of conditions, to purchase additional convertible notes. A call on the subscribers to purchase additional convertible notes is called a put. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common stock which may be issued as a consequence of the conversion of the convertible notes issued upon invocation of that put right. Additionally, we must provide the subscribers with a put notice, which must set forth the investment amount which we intend to sell to them. The principal amount of convertible notes sold in a put may not exceed a limit based on the price of the common stock and the average daily reported trading volume during the twenty calendar days preceding the delivery of the put notice.

Conversion Price. The conversion price for the first $900,000 of convertible notes is the lower of (i) $0.06775 and (ii) 80% of the average of the three lowest closing bid prices during the 90 trading days prior to the conversion of the convertible notes.

The conversion price for the next $1,100,000 of convertible notes is the lower of (i) the average of (a) $0.06775 and (b) 75% of the average of the three lowest closing bid prices during the fifteen trading days prior to the issuance of the convertible notes and (ii) 80% of the average of the three lowest closing bid prices during the 90 trading days prior to the conversion of the convertible notes.

The conversion price for the final $3,000,000 of convertible notes is 82% of the average of the three lowest closing bid prices during the 10 trading days prior to the conversion of the convertible notes if the average is greater than $0.35, otherwise, the conversion price is 75% of the average.

Limitations and Conditions Precedent to our Put Rights. The subscribers' obligation to acquire and pay for any notes with respect to any particular put is subject to certain conditions precedent, including:

o   This registration statement must be effective;
o Trading of our common stock must not have been suspended, and our common stock must continue to be listed on its principal market;
o The average trading volume for our common stock over the previous 22 trading days must equal or exceed 150,000 shares per trading day and the closing price for each such day must be not less than $0.25.

In connection with the purchase of $400,000 of convertible notes by two of the subscribers, the requirement that this registration statement is effective and that the closing price of our common stock is not less than $0.25 per share were waived.

                              PLAN OF DISTRIBUTION

The selling securityholders are free to offer and sell their common shares at such times, in such manner and at such prices as they may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. The selling securityholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The selling securityholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commission from the selling securityholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Each subscriber is, and Tuck International any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

Because the subscribers are "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to prospectus delivery requirements.

We have informed the subscribers that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, will apply to their sales in the market and have provided each subscriber with a copy of such rules and regulations.

The selling securityholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law, including circumstances in which indemnification is otherwise discretionary under Nevada law.

In addition, American Technologies and each selling securityholder have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon us by John M. Dab, Monrovia, California.

                                     EXPERTS

Our audited financial statements as of and for the years ended July 31, 1999 and 2000 included in this prospectus and elsewhere in this registration statement have been audited by Corbin & Wertz, independent public accountants, as indicated in their report with respect thereto. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding our ability to continue as a going concern as discussed in Note 1 to the financial statements.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of American Technologies filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and pursuant to those requirements, we file reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Reports, proxy and information statements filed under Sections 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the SEC, including copies of the registration statement, can be inspected and copied SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

We intend to furnish our shareholders with annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS



AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS


INDEPENDENT AUDITORS' REPORT - CORBIN & WERTZ..............................F-1

CONSOLIDATED FINANCIAL STATEMENTS:

     Consolidated Balance Sheets...........................................F-2
     Consolidated Statements of Operations.................................F-4
     Consolidated Statements of Stockholders' (Deficit) Equity.............F-5
     Consolidated Statements of Cash Flows.................................F-7
     Notes to Consolidated Financial Statements............................F-9

                          INDEPENDENT AUDITORS' REPORT

To American Technologies Group, Inc.:

We have audited the accompanying consolidated balance sheet of American Technologies Group, Inc. (a Nevada corporation) and subsidiaries as of July 31, 2000, and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Technologies Group, Inc. and subsidiaries as of July 31, 2000, and the results of their operations and their cash flows for each of the years in the two-year period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, since its inception, the Company has incurred significant operating losses totaling over $47 million, and at July 31, 2000, has a working capital deficit of $6,005,600 and is in default on its convertible debentures. The ability of the Company to operate as a going concern is dependent upon its ability to (1) obtain sufficient additional debt and/or equity capital, and (2) generate significant revenues through its existing assets and operating business. These issues, among others, raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                                              CORBIN & WERTZ

Irvine, California
October 25, 2000

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                                     CONSOLIDATED BALANCE SHEETS



ASSETS                                         July 31, 2000    October 31, 2000
                                               -------------    ----------------
                                                                   (Unaudited)

Current assets:
      Cash and cash equivalents                 $    3,950        $   18,021
      Accounts receivable, net of allowance
          for doubtful accounts of $10,000          81,596            26,309
      Inventories, net                             173,939           165,196
      Other current assets                          28,000           112,881
                                                ----------        ----------
           Total current assets                    287,485           322,407

Property and equipment, net of accumulated
   depreciation and amortization of $723,583
   and $578,593 at July 31, 2000 and October
   31, 2000, respectively                        1,124,388           154,230

Notes receivable, net of imputed interest
   of $824,000                                   1,676,000         1,676,000

Other assets                                       239,455           249,953

                                                ----------        ----------
                                                $3,327,328        $2,402,590
                                                ==========        ==========


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

LIABILITIES AND STOCKHOLDERS' DEFICIT           July 31, 2000   October 31, 2000
                                                -------------   ----------------
                                                                   (Unaudited)

Current liabilities:
      Accounts payable                           $    657,257    $    547,794
      Accrued interest payable                        442,961         366,490
      Accrued payroll and related liabilities         278,394         259,452
      Accrued professional fees                       301,436         264,159
      Other accrued liabilities                       184,265         179,530
      Amounts due to related parties                  598,817         359,705
      Notes payable                                 1,704,955         780,205
      Convertible debentures                        2,125,000       2,125,000
                                                 ------------    ------------
           Total current liabilities                6,293,085       4,882,335

Convertible debentures, net of current portion             --         432,500
Deferred gain on sale-leaseback                            --         272,781
                                                 ------------    ------------
           Total liabilities                        6,293,085       5,587,616


Commitments and contingencies

Stockholders' deficit:
      Series A convertible preferred stock,
          $.001 par value; 10,000,000 shares
          authorized; 378,061 shares
          Issued and outstanding                          378             378
      Series B convertible preferred stock,
          $.001 par value; 500,000 shares
          authorized; liquidation value at
          $8.00 per share; none issued and
          outstanding                                      --              --
      Series C convertible preferred stock,
          $.001 par value; 2,000 shares
          authorized; liquidation value at
          $1,000 per share; none issued and
          outstanding                                      --              --
      Common stock, $.001 par value;
          100,000,000 shares authorized;
          44,955,772 and 49,199,778 issued and
          outstanding at July 31, 2000 and
          October 31, 2000, respectively               44,956          49,200
      Additional paid-in capital                   51,235,676      51,998,469
      Stock subscriptions                               6,750           6,750
      Prepaid consulting expenses                    (173,901)       (154,526)
      Accumulated deficit                         (54,079,616)    (55,085,297)
                                                 ------------    ------------
           Total stockholders' deficit             (2,965,757)     (3,185,026)
                                                 ------------    ------------

                                                 $  3,327,328    $  2,402,590
                                                 ============    ============


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF OPERATIONS


                                                             Years Ended July 31,       Three Months Ended October 31,
                                                        -----------------------------   ------------------------------
                                                             2000            1999            2000           1999
                                                        -------------   -------------   -------------   -------------
                                                                                         (Unaudited)     (Unaudited)
Revenues:
      Technology products and licensing fees            $    258,759    $    307,583    $      6,249    $     63,954
      Other                                                   78,571         198,311             971          20,305
                                                        ------------    ------------    ------------    ------------
         Total operating revenues                            337,330         505,894           7,220          84,259
                                                        ------------    ------------    ------------    ------------

Operating expenses:
      General and administrative                           3,952,392       6,180,979         595,641       1,014,756
      Marketing and product development                      437,200         878,343          60,729         195,858
      Research and development                               599,812         665,377          68,787         109,263
      Mining operations                                       74,183         156,913          18,730          23,340
      Loss on impairment of assets held for sale                  --       1,338,584              --              --
                                                        ------------    ------------    ------------    ------------
           Total operating expenses                        5,063,587       9,220,196         743,887       1,343,217
                                                        ------------    ------------    ------------    ------------

Other (expense) income:
      Interest expense, net                               (2,048,168)     (2,078,150)       (282,359)       (532,697)
      Loss on investment in joint venture                         --         (39,341)             --              --
      Amortization of deferred gain on sale-leaseback             --              --          13,345              --
                                                        ------------    ------------    ------------    ------------
                                                          (2,048,168)     (2,117,491)       (269,014)       (532,697)
                                                        ------------    ------------    ------------    ------------

Net loss from continuing operations                       (6,774,425)    (10,831,793)     (1,005,681)     (1,791,655)
                                                        ------------    ------------    ------------    ------------

Discontinued operations:
      Loss from discontinued operations                           --        (200,943)             --              --
      Gain on disposal of discontinued operations                 --         229,200              --              --
                                                        ------------    ------------    ------------    ------------
                                                                  --          28,257              --              --
                                                        ------------    ------------    ------------    ------------

Net loss before exraordinary item                         (6,774,425)    (10,803,536)     (1,005,681)     (1,791,655)

Extraordinary item-gain on extinguishment of debt             55,194              --              --              --
                                                        ------------    ------------    ------------    ------------

Net loss attributable to common stockholders            $ (6,719,231)   $(10,803,536)   $ (1,005,681)   $ (1,791,655)
                                                        ============    ============    ============    ============


Basic and fully diluted net loss per common share:
      Continuing operations                             $      (0.19)   $      (0.42)   $      (0.02)   $      (0.06)
      Discontinued operations                                     --              --              --              --
      Extraordinary item                                          --              --              --              --
                                                        ------------    ------------    ------------    ------------
          Net loss                                      $      (0.19)   $      (0.42)   $      (0.02)   $      (0.06)
                                                        ============    ============    ============    ============

Weighted average number of
  common shares outstanding                               35,929,108      25,670,304      46,705,492      29,706,406
                                                        ============    ============    ============    ============


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

                                      For The Years Ended July 31, 2000 and 1999
                                     and The Three Months Ended October 31, 2000


===================================================================================================================================
                                                                             Series A Convertible
                                                                               Preferred Stock                 Common Stock
                                                                          ---------------------------   ---------------------------
                                                                            Number of                     Number of
                                                                             Shares       Par Value        Shares        Par Value
                                                                          ------------   ------------   ------------   ------------
Balance, August 1, 1998                                                        378,061   $        378     22,704,368   $     22,704

Stock issued for services rendered                                                  --             --      4,800,000          4,800
Interest expense recognized for discounted conversion
  feature and detachable warrants related to convertible
  debentures                                                                        --             --             --             --
Stock issued in settlement of accounts payable                                      --             --        614,738            615
Expenses related to granting of stock options                                       --             --             --             --
Common shares subscribed due to exercise of stock
  option                                                                            --             --             --             --
Common shares subscribed for private placement                                      --             --             --             --
Shares issued to former officer-shareholder for refund
  of $500,000 deposit on abandoned sale of ATG Media                                --             --        561,798            562
Issuance of stock for stock subscriptions from prior years                          --             --         42,619             43
Issuance of stock for settlement of claim                                           --             --        650,000            650
Stock subscription cancelled                                                        --             --             --             --
Amortization of prepaid consulting expenses                                         --             --             --             --
Net loss                                                                            --             --             --             --
                                                                          ------------   ------------   ------------   ------------

Balance, July 31, 1999                                                         378,061            378     29,373,523         29,374




Stock issued in conversion of debt, including accrued interest
  of $8,588, net of issuance costs of $65,229                                       --             --      9,451,552          9,451
Interest expense recognized for discounted conversion feature
  and detachable warrants related to convertible debentures                         --             --             --             --
Stock issued in settlement of accounts payable                                      --             --         24,000             24
Stock issued under reset rights                                                     --             --        496,491            496
Stock issued for services rendered                                                  --             --      2,381,491          2,381
Expenses related to granting of stock options                                       --             --             --             --
Exercise of stock options and warrants                                              --             --        824,381            825
Stock issued for cash                                                               --             --      1,758,334          1,759
Issuance of stock for stock subscriptions from prior years                          --             --        646,000            646
Stock subscribed for services                                                       --             --             --             --
Amortization of prepaid consulting expenses                                         --             --             --             --
Net loss                                                                            --             --             --             --
                                                                          ------------   ------------   ------------   ------------
Balance, July 31, 2000                                                         378,061            378     44,955,772         44,956

Interest expense recognized for discounted conversion feature and detachable warrants related to convertible debentures
  (unaudited)                                                                       --             --             --             --
Stock issued for services rendered (unaudited)                                      --             --        750,000            750
Expenses related to granting of stock options (unaudited)                           --             --             --             --
Capital contribution recorded through the issuance of option
  and forgiveness of related-party debt (unaudited)                                 --             --             --             --
Exercise of stock options and warrants (unaudited)                                  --             --      3,369,006          3,369
Stock issued for cash (unaudited)                                                   --             --        125,000            125
Amortization of prepaid consulting expenses (unaudited)                             --             --             --             --
Net loss (unaudited)                                                                --             --             --             --
                                                                          ------------   ------------   ------------   ------------
Balance, October 31, 2000 (unaudited)                                          378,061   $        378     49,199,778   $     49,200
                                                                          ============   ============   ============   ============




=======================================================================================================================


                                                                           Additional                       Prepaid
                                                                            Paid-in           Stock        Consulting
                                                                            Capital       Subscriptions     Expenses
                                                                          ------------    -------------   ------------
Balance, August 1, 1998                                                   $ 39,569,941    $     63,440    $         --

Stock issued for services rendered                                           3,278,450              --      (3,243,250)
Interest expense recognized for discounted conversion
  feature and detachable warrants related to convertible
  debentures                                                                 1,334,227              --              --
Stock issued in settlement of accounts payable                                 473,117              --              --
Expenses related to granting of stock options                                  585,297              --              --
Common shares subscribed due to exercise of stock
  option                                                                            --         150,000              --
Common shares subscribed for private placement                                      --          42,880              --
Shares issued to former officer-shareholder for refund
  of $500,000 deposit on abandoned sale of ATG Media                           499,438              --              --
Issuance of stock for stock subscriptions from prior years                      57,957         (58,000)             --
Issuance of stock for settlement of claim                                      324,350              --              --
Stock subscription cancelled                                                        --          (1,500)             --
Amortization of prepaid consulting expenses                                         --              --       2,653,017
Net loss                                                                            --              --              --
                                                                          ------------    ------------    ------------

Balance, July 31, 1999                                                      46,122,777         196,820        (590,233)


Stock issued in conversion of debt, including accrued interest
  of $8,588, net of issuance costs of $65,229                                1,633,908              --              --
Interest expense recognized for discounted conversion feature
  and detachable warrants related to convertible debentures                  1,629,657              --              --
Stock issued in settlement of accounts payable                                   9,119              --              --
Stock issued under reset rights                                                   (496)             --              --
Stock issued for services rendered                                             636,203              --        (219,109)
Expenses related to granting of stock options                                  620,418              --              --
Exercise of stock options and warrants                                         117,175              --              --
Stock issued for cash                                                          270,741              --              --
Issuance of stock for stock subscriptions from prior years                     196,174        (196,820)             --
Stock subscribed for services                                                       --           6,750              --
Amortization of prepaid consulting expenses                                         --              --         635,441
Net loss                                                                            --              --              --
                                                                          ------------    ------------    ------------
Balance, July 31, 2000                                                      51,235,676           6,750        (173,901)

Interest expense recognized for discounted conversion feature and detachable warrants related to convertible debentures
  (unaudited)                                                                  204,696              --              --
Stock issued for services rendered (unaudited)                                  89,250              --              --
Expenses related to granting of stock options (unaudited)                       83,973              --              --
Capital contribution recorded through the issuance of option
  and forgiveness of related-party debt (unaudited)                            125,000              --              --
Exercise of stock options and warrants (unaudited)                             249,999              --              --
Stock issued for cash (unaudited)                                                9,875              --              --
Amortization of prepaid consulting expenses (unaudited)                             --              --          19,375
Net loss (unaudited)                                                                --              --              --
                                                                          ------------    ------------    ------------
Balance, October 31, 2000 (unaudited)                                     $ 51,998,469    $      6,750    $   (154,526)
                                                                          ============    ============    ============

======================================================================================================




                                                                             Deficit         Total
                                                                          ------------    ------------
Balance, August 1, 1998                                                   $(36,556,849)   $  3,099,614

Stock issued for services rendered                                                  --          40,000
Interest expense recognized for discounted conversion
  feature and detachable warrants related to convertible
  debentures                                                                        --       1,334,227
Stock issued in settlement of accounts payable                                      --         473,732
Expenses related to granting of stock options                                       --         585,297
Common shares subscribed due to exercise of stock
  option                                                                            --         150,000
Common shares subscribed for private placement                                      --          42,880
Shares issued to former officer-shareholder for refund
  of $500,000 deposit on abandoned sale of ATG Media                                --         500,000
Issuance of stock for stock subscriptions from prior years                          --              --
Issuance of stock for settlement of claim                                           --         325,000
Stock subscription cancelled                                                        --          (1,500)
Amortization of prepaid consulting expenses                                         --       2,653,017
Net loss                                                                   (10,803,536)    (10,803,536)
                                                                          ------------    ------------

Balance, July 31, 1999                                                     (47,360,385)     (1,601,269)


Stock issued in conversion of debt, including accrued interest
  of $8,588, net of issuance costs of $65,229                                       --       1,643,359
Interest expense recognized for discounted conversion feature
  and detachable warrants related to convertible debentures                         --       1,629,657
Stock issued in settlement of accounts payable                                      --           9,143
Stock issued under reset rights                                                     --              --
Stock issued for services rendered                                                  --         419,475
Expenses related to granting of stock options                                       --         620,418
Exercise of stock options and warrants                                              --         118,000
Stock issued for cash                                                               --         272,500
Issuance of stock for stock subscriptions from prior years                          --              --
Stock subscribed for services                                                       --           6,750
Amortization of prepaid consulting expenses                                         --         635,441
Net loss                                                                    (6,719,231)     (6,719,231)
                                                                          ------------    ------------
Balance, July 31, 2000                                                     (54,079,616)     (2,965,757)

Interest expense recognized for discounted conversion feature and detachable warrants related to convertible debentures
  (unaudited)                                                                       --         204,696
Stock issued for services rendered (unaudited)                                  90,000
Expenses related to granting of stock options (unaudited)                           --          83,973
Capital contribution recorded through the issuance of option
  and forgiveness of related-party debt (unaudited)                                 --         125,000
Exercise of stock options and warrants (unaudited)                                  --         253,368
Stock issued for cash (unaudited)                                                   --          10,000
Amortization of prepaid consulting expenses (unaudited)                             --          19,375
Net loss (unaudited)                                                        (1,005,681)     (1,005,681)
                                                                          ------------    ------------
Balance, October 31, 2000 (unaudited)                                     $(55,085,297)   $ (3,185,026)
                                                                          ============    ============

--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                         Years Ending July 31,      Three Months Ended October 31,
                                                                     ----------------------------   -----------------------------
                                                                         2000            1999           2000            1999
                                                                     ------------   -------------   -------------  --------------
                                                                                                     (Unaudited)     (Unaudited)
Cash flows from operating activities:
      Net loss                                                       $(6,719,231)   $(10,803,536)   $(1,005,681)   $(1,791,655)
      Adjustments to reconcile net loss to net cash used
          in operating activities:
         Depreciation and amortization                                   775,265         574,593         27,315        143,636
         Amortization of prepaid consulting                              635,441       2,653,017         19,375        432,800
         Amortization of deferred gain on sale-leaseback                      --              --        (13,344)            --
         Write-off of advances to officers and shareholders                   --         138,198             --             --
         Stock issued and subscribed as consideration for services
           and settlement of claims and accounts payable                 435,368         845,112         90,000         69,750
         Imputed interest for notes payable and capital leases                --          81,913             --             --
         Imputed interest income on notes receivable                          --              --             --        (28,049)
         Imputed interest expense on convertible debentures
           and accrued interest converted to common stock              1,638,245       1,334,227        204,696        467,864
         Stock options issued to consultants and employees               609,304         585,297         83,973             --
         Gain on disposal of discontinued operations                          --        (229,200)            --             --
         Loss on impairment of assets held for sale                           --       1,338,584             --             --
         Loss on investment in joint venture                                  --          39,341             --             --
         Gain on extinguishment of debt                                  (55,194)             --             --             --
         Changes in operating assets and liabilities:
             Accounts receivable                                          (8,466)         (1,101)        55,287         (5,354)
             Inventories                                                   6,599         (30,880)         8,743        (59,178)
             Other current assets                                          3,953         (16,318)       (84,881)        23,533
             Accounts payable and accrued liabilities                    518,845         596,071        (82,445)       (37,305)
             Amounts due to related parties                              108,767          36,713        (59,112)        (2,899)
                                                                     -----------    ------------    -----------    -----------
     Net cash used in operating activities                            (2,051,104)     (2,857,969)      (756,074)      (786,857)
                                                                     -----------    ------------    -----------    -----------

Cash flows used in investing activities:
    Purchases of property and equipment                                   (9,453)         (1,368)            --             --
                                                                     -----------    ------------    -----------    -----------


Cash flows from financing activities:
    Advances to officers/shareholders, net                                    --         255,300             --             --
    Proceeds from issuance of convertible debentures,
      net of issuance costs                                              934,771       2,750,000        432,500        500,000
    Net proceeds from disposition of assets                                   --              --        126,527             --
    Proceeds from notes payable                                           47,250         175,000             --             --
    Payments on notes payable                                            (18,189)        (13,586)       (47,250)        (5,807)
    Payments on short-term loan to an officer                                 --              --         (5,000)       (65,000)
    Payments on capital lease obligation                                      --         (50,000)            --             --
    Deposit on sale of discontinued operations                                --         200,000             --             --
    Net proceeds from issuance of stock and stock subscriptions          390,500         185,000        263,368             --
                                                                     -----------    ------------    -----------    -----------
     Net cash provided by financing activities                         1,354,332       3,501,714        770,145        429,193
                                                                     -----------    ------------    -----------    -----------


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                                                                         Three Months Ended
                                                            Years Ending July 31,            October 31,
                                                          -------------------------   -------------------------
                                                              2000          1999         2000           1999
                                                          -----------    ----------   -----------   -----------
                                                                                      (Unaudited)   (Unaudited)

Net cash flows from discontinued operations                        --         7,235            --           --

Net change in cash and cash equivalents                      (706,225)      649,612        14,071     (357,664)

Cash and cash equivalents, beginning of period                710,175        60,563         3,950      710,175
                                                          -----------    ----------   -----------    ---------

Cash and cash equivalents, end of period                  $     3,950    $  710,175   $    18,021    $ 352,511
                                                          ===========    ==========   ===========    =========

Supplemental disclosure of cash flow information:
    Cash paid during the period for:
      Interest                                            $   231,700    $  146,724   $        --    $      --
                                                          ===========    ==========   ===========    =========
      Income taxes                                        $       800    $    1,600   $        --    $      --
                                                          ===========    ==========   ===========    =========

Supplemental disclosure of non-cash investing and
    financing activities:
      Stock issued for refund of deposit on
          abandoned sale of discontinued operations       $        --    $  500,000   $        --    $      --
                                                          ===========    ==========   ===========    =========
      Conversion of debt to common stock                  $ 1,700,000    $       --   $        --    $ 100,000
                                                          ===========    ==========   ===========    =========
      Sale/abandonment of interest in mining assets,
        net of impairment                                                $2,440,000
      Assumption/release of notes payable and capital
        lease obligations                                                   764,000
                                                                                                     ---------
      Non-interest bearing note receivable, net of
        imputed interest                                  $        --    $1,676,000   $        --    $      --
                                                          ===========    ==========   ===========    =========
      Cancellation of debt by repricing of option         $    66,307    $       --   $   125,000    $      --
                                                          ===========    ==========   ===========    =========

      Sale price of land and buildings, net                                           $ 1,237,692
      Less: Repayment of a note to a mortgage holder                                     (877,500)
            Repayment of a note to a related party                                        (50,000)
            Payment of expenses related to the property                                  (164,443)
            Deposit on lease of the building                                              (19,222)
                                                          -----------    ----------   -----------    ---------
      Net proceeds                                        $        --    $       --   $   126,527    $      --
                                                          ===========    ==========   ===========    =========


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 1 - ORGANIZATION, LINE OF BUSINESS AND SIGNIFICANT BUSINESS RISKS

Organization and Line of Business

American Technologies Group, Inc. (the "Company" or "ATG"), a Nevada corporation, is engaged in the development, commercialization and sale of products and systems using its patented and proprietary technologies. The resulting products are intended to offer cost-effective solutions to reduce, and in some cases eliminate, hazardous chemical by-products or emissions resulting from industrial and combustion processes. The Company's proprietary catalyst technology may improve many commercial products including detergents and cosmetics.

In 1995, ATG acquired 100 percent of the common stock of New Concept Mining, Inc., a Nevada corporation ("New Concept Mining"). New Concept Mining was formed for the purpose of acquiring mineral properties with the long-term goal of developing and mining these properties. Prior to fiscal 1997, the mineral properties were non-producing, either never mined or mining activities ceased in excess of ten years ago. In fiscal 1997, the Company began limited operations on certain properties. However, in fiscal 1998, the Company decided not to invest any additional significant funds to develop its mining properties so as to more fully focus its resources on its core environmental technology and has sold certain of its mining properties and related milling equipment (see Note 9). Neither management nor the Board of Directors has adopted a formal plan of disposal for the mining operations; therefore, discontinued operations treatment for the mining operations is not appropriate in the accompanying consolidated financial statements.

Unaudited Interim Information

The accompanying unaudited consolidated financial statements as of and for the three months ended October 31, 2000 and 1999 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three month period ended October 31, 2000 are not necessarily indicative of the results that may be expected for the year ended July 31, 2001.

Significant Business Risks

Since its inception through July 31, 2000, the Company has incurred significant operating losses totaling over $47 million, and at July 31, 2000, has a working capital deficit of $6,005,600 and is in default on its convertible debentures (see Note 6). The ability of the Company to operate as a going concern is dependent upon its ability (1) to obtain sufficient additional debt and/or equity capital, and (2) generate significant revenues through its existing assets and operating business. The Company plans to raise additional working capital through private offerings of debt and equity (see Note 17 for recent capital raising activities). The successful outcome of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute their business plans or generate positive operating results. These issues, among others, raise substantial doubt about the


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 1 - ORGANIZATION, LINE OF BUSINESS AND SIGNIFICANT BUSINESS RISKS, continued

ability of the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Principles of Consolidation

The consolidated financial statements include the accounts of ATG and its wholly owned subsidiary, New Concept Mining. All material intercompany profits, transactions and balances have been eliminated in consolidation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures About Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. At July 31, 2000, the carrying amounts of the Company's cash and cash equivalents, marketable securities, trade payables, accrued expenses, and notes payable approximate their estimated fair values due to the short-term maturities of those financial instruments. At July 31, 2000, the estimated fair value of the note receivable was determined to be $1,695,000, based on a discount rate of prime plus 2% (totaling 11.50% at July 31, 2000). This discount rate was determined by management based on the factors discussed in Note 4. The estimated fair value of amounts due to related parties is not ascertainable as the underlying transactions were between related parties. Also, the estimated value of convertible debentures is not determinable as equivalent financial instruments are not easily identifiable.

Cash and Cash Equivalents

Cash balances are maintained at various banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. From time to time, the Company has balances in banks that are in excess of the FDIC limits.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market and consist primarily of purchased product and supplies.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Assets to be Disposed of," the Company reviews, as circumstances dictate, the carrying amount of its mineral properties, intangible assets and other facilities.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The purpose of these reviews is to determine whether the carrying amounts are recoverable. Recoverability is determined by examining and comparing respective carrying amounts versus expected revenue streams from the related businesses. The amount of impairment, if any, is measured based on the excess of the carrying value over the fair value.

During 1998, the Company decided not to invest any additional significant funds to develop its mining properties and is seeking buyers for properties and related milling equipment. Based upon preliminary offers received to date, the Company has recognized impairment losses during 2000 and 1999 of $0 and $1,338,584, respectively, in the carrying value of assets held for sale due to the carrying value of these assets being in excess of estimated sale price (see
Note 9).

As a result, management believes that the impairment losses recorded on long-lived assets, including mining assets (see Note 9) and patents, are adequate. However, there can be no assurance that market conditions will not change or needs for existing products will continue which could result in additional asset impairments.

Property and Equipment

Property and equipment are stated at cost and are depreciated or amortized over the estimated useful lives of the assets using the straight-line method. Equipment is depreciated over lives from three to seven years. Buildings are depreciated over 30 years. Equipment used for research activities is capitalized only if they have alternative uses within the Company. No depreciation or amortization was recognized for mining buildings or equipment as the buildings and equipment have not yet been placed in service and are currently being held for disposal (see Note 9).

Patents

Net patent costs of $169,455 are included in other assets at July 31, 2000 and consist primarily of legal and other direct costs incurred by the Company in its efforts to obtain domestic and foreign patents on its products. Periodic review is made of the economic value of patents and adjustments to cost are made as needed where value is reduced. Patents are amortized on a straight-line basis over periods not exceeding seven years.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, deferred income taxes are the result of the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities. Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability. Those not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. A valuation allowance is provided against deferred income tax assets in circumstances where management believes the recoverability of a portion of the assets is not reasonably assured.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition

The Company recognizes revenue for its technology products upon shipment of goods to its customers under Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition," issued by the Securities and Exchange Commission in December 1999. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. The Company's adoption of SAB 101 did not have a material impact on its financial position and results of operations.

Research and Development Activities

All costs of new technology acquisition and research and development are charged to operations as incurred.

Continuing Development and Initial Marketing Costs for New Products

All costs of continuing development of new products for commercial applications and the initial marketing costs are charged to operations as incurred. Adaptations of existing technologies into new products are capitalized as incurred and amortized over a five-year period. Periodic review is made of the economic value of such costs and adjustments are made as needed where the value is reduced.

Non-Monetary Exchanges

Accounting for the transfer or distribution of non-monetary assets or liabilities is based on the fair value of the assets or liabilities received or surrendered, whichever is more clearly evident. Where the fair value of the non-monetary asset received or surrendered cannot be determined with reasonable accuracy, the recorded book value of the non-monetary assets are used.

Statements of Cash Flows

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Net Loss Per Share

Net loss per common share is based upon the weighted average number of common shares outstanding during the fiscal year under the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Common share equivalents were not considered as they would be anti-dilutive and had no impact on earnings per share for any periods presented. However, the impact under the treasury method of dilutive stock options would have been incremental shares of 2,203,359 and 129,237 for fiscal year ended July 31, 2000 and 1999, respectively, and 1,429,701 (unaudited) and 20,000 (unaudited) for the three months ended October 31, 2000 and 1999, respectively.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Stock Options

The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") issued in October 1995. In accordance with provisions of SFAS 123, the Company applies APB Opinion 25 and related interpretations in accounting for its employee stock option plans and, accordingly, does not recognize compensation expense for options issued to employees when the grant price is equal to or more than the market price.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion 25." FIN 44 clarifies the application of APB 25 for (a) the definition of employee for purposes of applying APB 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of FIN 44 did not have a material effect on the financial statements.

Extraordinary Item

In May 2000, the Company granted 200,000 options to a related party in exchange for cancellation of a payable of $66,307. The value of the options at the date of grant was $11,113, which resulted in a gain on extinguishment of debt of $55,194 that is shown as an extraordinary item in the accompanying consolidated statement of operations.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS 130 has not materially impacted the Company's financial position or results of operations as the Company has no items of comprehensive income.

Segments of an Enterprise and Related Information

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information" (see Note 14). SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

In the normal course of preparing financial statements in conformity with accounting principles general accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include the collectability of notes and accounts receivable and the realizability of inventories and long-lived assets. Actual results could differ from those estimates.

New Financial Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their fair value. This statement, as amended SFAS 137, is effective for financial statements for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company has not yet determined the impact of the adoption of this standard on its results of operations, financial position or cash flows, but believes the impact to be immaterial in fiscal 2001.

Reclassifications

Certain amounts in the July 31, 1999 consolidated financial statements have been reclassified to conform to the 2000 presentation.

NOTE 3 - PROPERTY AND EQUIPMENT

Summary of property and equipment as of July 31, 2000 is as follows:

     Land                                             $   431,000
     Property and equipment                             1,416,971
                                                      -----------
                                                        1,847,971

     Less accumulated depreciation and amortization      (723,583)
                                                      -----------
                                                      $ 1,124,388
                                                      ===========

Subsequent to July 31, 2000, the Company sold its land and building with a net book value of approximately $950,000 to a third party for $1,300,000 in a sale-leaseback transaction (see Note 17).


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 4 - NOTE RECEIVABLE

During fiscal year 1999, the Company sold its interest in a mining property and its remaining gold mines (see Note 9) for a non-interest bearing note of $2,500,000 which was discounted to $1,676,000 based upon an imputed interest rate of 10%. Management determined the 10% discount rate (equivalent to the prime rate plus 2% at the date of the note) to be reasonable based on the following: (1) the note is secured by the underlying property, which management estimated to have a fair value in excess of the note balance at the date of the note should management be required to foreclose; and (2) management has had business dealings with the noteholder in the past and considers the credit risk to be low. The note is payable in installments from January 1, 2002 to January 1, 2008. During fiscal year 2000, management determined not to amortize the discount to interest income until payments are received. Based on prior transactions with this note holder, management believes the note is collectible. However, there can be no assurance that industry or economic conditions will not change which could result in this note becoming completely or partially uncollectible.

NOTE 5 - NOTES PAYABLE

Notes payable are summarized as follows as of July 31, 2000:

Note payable to financial institution with monthly
payments of interest at 12.95% and a balloon
payment of $877,500. This amount was paid after
year-end (see Note 17)                                            $  877,500

Note payable to Anthony Selig (see below)                            605,205

Note payable to Gaines Campbell, interest
at 8.0%, due on demand                                  175,000

Revolving line of credit with a bank, borrowings
of up to $50,000 with minimum monthly interest
payments at the bank's prime rate plus 2%
(totaling 11.5% at July 31, 2000), guaranteed by
certain officers of the Company                          47,250
                                                         ------
                                                                  $1,704,955
                                                                  ==========

Notes payable of $125,000 and $600,000 were issued to Anthony Selig in conjunction with the Company's acquisition of the mining properties, which are secured by a first deed of trust on the property and equipment acquired. The $125,000 note payable carries an interest rate of 9.5 percent. The $600,000 note payable was non-interest bearing through June 14, 1996 and was recorded at its discounted present value of $486,773, with principal payments of $120,000 due each year beginning on June 14, 1996, through June 14, 2000. During 1998, the above notes were amended and the outstanding principal amounts were due with $100,000 of principal and accrued interest payments in fiscal 1999 and the remaining principal plus accrued interest due March 15, 2000.

During 1999, the Company sold the mining property and equipment in the Manhattan mining area securing the Anthony Selig notes (see Note 9). Although the buyer agreed to assume this note, the Company did not receive a legal release from Selig. As a result, the Company has left this note on its books and will recognize additional gain on sale of assets as the buyer pays on the notes. To date, the Company is not aware of the buyer making any payments on the note and has not recognized any income.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 6 - CONVERTIBLE DEBENTURES

Convertible debentures are summarized as follows as of July 31, 2000:

     Convertible debentures, 7.5%                                   $   75,000
     Subordinated convertible debentures, 3%                           550,000
     Secured subordinated convertible debentures, prime plus 0.5%
       (totaling 10% at July 31, 2000)                                 500,000
     Secured subordinated convertible debentures, 8.5%               1,000,000
                                                                    ----------
                                                                    $2,125,000
                                                                    ==========

In October 1997, the Company issued $3,225,000 of 7.5% convertible debentures, maturing October 15, 1999. Accrued interest on these convertible debentures is due on the earlier of conversion or maturity and both the accrued interest and the principal are payable in cash or the Company's Common Stock at the Company's discretion. The conversion price is equal to the lower of the average closing bid price of the common stock for the five trading days prior to the closing or 75 percent of the average closing bid price of the common stock for the five trading days prior to conversion. As of July 31, 1999, $75,000 of the debentures are outstanding, which are currently in default as the remaining balance was not repaid as of October 15, 1999.

During fiscal year 1999 the Company issued pursuant to subscription agreements $1,050,000 of 6% subordinated convertible debentures, maturing November 1, 2003. Included with these convertible debentures were 105,000 detachable stock warrants to acquire common stock at an exercise price of $0.75 per share. In connection with the anticipated 25% discount on the conversion and the fair value of the warrants, the Company has recorded imputed interest expense of $388,449 during 1999. The Company also recorded financing costs of $194,087 as additional interest expense in 1999. During fiscal year 2000, all of these convertible debentures and related accrued interest of $1,717 were converted into 5,819,662 shares of common stock of the Company. The conversion price was based on the average of the market price for the five trading days prior to the conversion, discounted 25%, as provided in the debenture agreements.

In December 1998, the Company issued under a separate subscription agreement a $250,000 subordinated convertible debenture bearing an interest rate of 3%, maturing December 1, 2003. All interest on this debenture will be paid on the maturity date. The conversion price is fixed at $0.58 per share and the conversion feature vests immediately. As part of the agreement the Company may at its discretion redeem the debenture at 120% of the principal amount owed plus accrued interest. In connection with the discounted conversion feature, the Company has recorded imputed interest expense of $56,034 during fiscal 1999. This debenture is subordinated to all other non-subordinated debt, and has registration rights and antidilution rights related to any conversions to common stock as discussed in the agreement.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 6 - CONVERTIBLE DEBENTURES, continued

During fiscal year 1999, the Company issued $450,000 of 3% subordinated convertible debentures maturing December 1, 2003. Included with these convertible debentures were 70,000 detachable stock warrants to acquire common stock at an exercise price of $0.75 per share. All interest on these debentures will be paid on the maturity date. The conversion price is fixed at $0.50 per share. As part of the agreement the Company may at its discretion redeem the debentures at 120% of the principal amount owed plus accrued interest. The conversion feature and the warrants vest immediately. In connection with the discounted conversion feature and the fair value of the warrants, the Company has recorded imputed interest expense of $66,198 during fiscal 1999. These debentures are subordinated to all other non-subordinated debt, and have registration rights and antidilution rights related to any conversions to common stock as discussed in the agreements. During fiscal year 2000, $150,000 of these subordinated convertible debentures were converted into 300,000 shares of common stock of the Company.

In July 1999, the Company issued a $1,000,000 secured convertible debenture bearing an interest rate of 8.5%, maturing June 3, 2003. Included with the convertible debenture were 300,000 detachable stock warrants to acquire common stock at an exercise price of $0.75 per share. The agreement specifies that monthly interest will be paid on the last day of each month commencing August 31, 1999. The conversion price ranges from $0.25 to $0.35 per share. The conversion feature and warrants vest immediately. In connection with the discounted conversion feature and the fair value of the warrants, the Company recorded imputed interest expense of $781,009 during fiscal 1999. This convertible debenture is secured with substantially all patents and pending patents relating to a certain technology of the Company, certain trademarks of the Company, and a subordinated interest in the Company's office buildings in Monrovia, California. These debentures are subordinated to all other non-subordinated debt, and have registration rights and antidilution rights related to any conversions to common stock as discussed in the agreements.

In September 1999, the Company issued a $500,000 secured convertible debenture bearing interest at prime rate plus 0.5% per year (10% as of July 31, 2000), maturing December 31, 2003. The conversion price is fixed at $0.25 per share and the conversion feature vests January 1, 2000. This convertible debenture plus another debenture in the principal amount of $1,000,000 issued in July 1999 is secured by the catalyst technology of the Company. The debenture agreement for these debentures also contains antidilution provisions and registration rights. In connection with the discount conversion feature for both debentures, the Company has recorded imputed interest expense of $662,000 during fiscal 2000. These debentures are subordinated to all other non-subordinated debt, and have registration rights and antidilution rights related to any conversions to common stock as discussed in the agreements.

In January 2000, the Company issued $250,000 of 7% convertible debentures, maturing January 14, 2003. The Company recorded debt issuance costs of $32,614 as an offset to the note payable related to this transaction. Accrued interest on these convertible debentures is due on the earlier of conversion or maturity. The conversion price is equal to the lower of $0.23 per share or 72.5% of the average of the lowest three trading prices during the ten trading day period prior to conversion. Included with these convertible debentures were 500,000 detachable stock warrants to acquire common stock at an exercise price of the lower of $0.174 or 72.5% of the average of the lowest three trading prices during the ten trading days immediately prior to exercise of the warrants. The conversion feature and the warrants vest


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 6 - CONVERTIBLE DEBENTURES, continued

immediately. In connection with the discount conversion feature and the fair value of the warrants, the Company has recorded imputed interest expense of $212,583 during fiscal 2000. During fiscal year 2000, all of these convertible debentures plus related accrued interest of $4,780 were converted into 2,223,661 shares of common stock of the Company. The conversion price was based on $0.0943 per share (72.5% of the average of the lowest three trading prices during the ten trading day period prior to the conversion), as provided in the debenture agreement. These debentures have registration rights and antidilution rights related to any conversions to common stock as discussed in the agreements.

In February 2000, the Company issued $250,000 of 7% convertible debentures, maturing February 18, 2003. The Company recorded debt issuance costs of $32,615 as an offset to this note payable related to this transaction. Accrued interest on these convertible debentures is due on the earlier of conversion or maturity. The conversion price is equal to the lower of $0.345 per share or 72.5% of the average of the lowest three trading prices during the ten trading day period prior to conversion. Included with these convertible debentures were 500,000 detachable stock warrants to acquire common stock at an exercise price of the lower of $0.23 or 72.5% of the average of the lowest three trading prices during the ten trading days immediately prior to exercise of the warrants. The conversion feature and the warrants vest immediately. In connection with the discount conversion feature and the fair value of the warrants, the Company has recorded imputed interest expense of $212,583 during fiscal 2000. During fiscal 2000, all of the convertible debentures plus related accrued interest of $2,091 were converted into 1,108,229 shares of common stock of the Company. The conversion price was based on $0.227 per share (72.5% of the average of the lowest three trading prices during the ten trading days immediately prior to the exercise of the warrant), as provided in the agreement. These debentures have registration rights and antidilution rights related to any conversions to common stock as discussed in the agreements.

In connection with obtaining $1,000,000 in convertible debentures during fiscal 2000, the Company granted 5,581,650 warrants to consultants and finders. Of the 5,581,650 warrants, 2,481,650 have fixed exercise prices ranging from $0.122 to $0.75 per share and expire between November 2003 and June 2005. The remaining warrants have variable prices ranging from the lesser of $0.174 per share or the average trading price of the stock on the date of exercise to the lessor of $0.35 per share or 76% of the average trading price of the stock at the date of exercise as defined in the agreements and expire between January 2003 and May 2005. The Company recorded imputed interest expense of $542,491 related to these warrants using the Black Scholes valuation model (see Note 8) based on the value of the warrants on the date of grant for all of the warrants. The incremental difference between the grant date fair value and year end fair value is insignificant for these variable warrants plus the 1,000,000 variable warrants issued to debt holders in fiscal 2000 (see above) and has therefore not been recorded at July 31, 2000.

All of the convertible debentures are subject to certain non-financial covenants. The covenants include maintaining the Company's stock listing on the exchange or over-the-counter market and keeping current on all other debt. The Company is not in compliance with all of the non-financial covenants as of July 31, 2000; therefore, all convertible debt is shown as current.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 7 - TECHNOLOGY RIGHTS

In fiscal year 1998, in exchange for 500,000 shares of common stock valued at $1,200,000, the Company acquired all remaining interests and royalty rights of Robert W. Carroll and BWN Oil Investments Corporation, a Nevada corporation, to the Clean Air Pac which is used by the Company in The Force(R) airborne fuel treatment. The technology rights are amortized based on the straight-line basis over a period of three years. Included in general and administrative expenses is amortization expense of $400,000 for each of the years ended July 31, 2000 and 1999. The technology rights are fully amortized as of July 31, 2000.

NOTE 8 - CAPITAL STOCK

Common Stock

The Company issued 2,381,491 and 4,800,000 shares of common stock for services rendered valued at $638,584 and $3,283,250 during 2000 and 1999, respectively. All shares issued were valued at the average estimated market value at date of issuance. Shares issued for future services are recorded to prepaid consulting expenses and are amortized to expense over the life of the related agreement.

In fiscal 2000, the Company sold 1,758,334 shares of common stock for $272,500 to various investors. As part of these transactions, the Company issued warrants to acquire 1,583,334 shares of common stock at $0.25 per share to the investors that were valued at approximately $150,000 under SFAS 123 (see below) and recorded to expense.

In fiscal 1999, the Company issued 650,000 shares in a settlement of a claim, recording expense of $325,000. As part of the settlement, the Company agreed to issue additional shares if the per share value declined. As a result, the Company issued 496,491 additional shares in fiscal 2000 under this reset right that was not recorded as an additional expense by the Company, which represented the final settlement for the claim.

Preferred Stock

ATG authorized preferred stock is 50,000,000 shares, par value $0.001 per share. The preferred stock may be issued from time to time in series having such designated preferences and rights, qualifications and to such limitations as the Board of Directors may determine.

The Company has authorized 10,000,000 shares of Series A Convertible Preferred Stock ("Series A Stock"). The Series A Stock receives a ten percent higher dividend than the common stock, is entitled to one vote per share, shares equally with the common stock upon liquidation and is convertible into one share of common stock at any time at least five years after issuance upon the payment of $3.00 per share. As of July 31, 2000, 378,061 shares of Series A Stock were outstanding, no shares having been converted.

The Company has authorized 500,000 shares of Series B Convertible Preferred Stock ("Series B Stock"). The Series B Stock has a liquidation preference of $8.00 per share, is entitled to one vote per share and is


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 8 - CAPITAL STOCK, continued

convertible upon holders request without the payment of any additional consideration during the first year following issuance into the number of shares of Common Stock equal to the quotient of $8.00 per share and the Market Value per Share for the ten trading days immediately preceding conversion and in subsequent years into one share of Common Stock for each share of Series B Stock. As of July 31, 2000, there are no Series B Stock issued and outstanding.

The Company has authorized 2,000 shares of Series C Convertible Preferred Stock ("Series C Stock"). The Series C Stock has a liquidation preference of $1,000 per share, an eight percent coupon payable at the time of conversion, converts to Common Stock at a 30 percent discount from the fair market value at the date of conversion, is non-voting and is convertible upon holders request without the payment of any additional consideration. As of July 31, 2000, there are no Series C Stock issued and outstanding.

Stock Option Plans

The Company has adopted the 1993 Incentive Stock Option Plan ("Incentive Plan") and the 1993 Non-Statutory Stock Option Plan ("Non-Statutory Plan") to grant options to purchase up to a maximum of ten percent of the total outstanding common stock of the Company. Options are issued at the discretion of the Board of Directors to employees only under the Incentive Plan and to employees and non-employees under the Non-Statutory Plan. Under the Incentive Plan, the exercise price of an incentive stock option shall not be less than the fair market value of the Common Stock on the date the option is granted. However, the exercise price of an incentive stock option granted to a ten- percent stockholder (as defined in the Incentive Plan), shall be at least 110% of the fair market value of common stock on the date the option is granted. Exercise prices of options granted under the Non-Statutory Plan may be less than fair market value. Each option expires at the date fixed by the Board of Directors upon issuance but in no event more than ten years. The plans expire December 2002.

Transactions involving the plans are summarized as follows:

                                                      Weighted
                                                       Average       Exercise
                                         Number    Exercise Price    Price Per
                                       of Shares      Per Share        Share
                                      ----------   --------------  -------------
    Outstanding at July 31, 1998       1,584,000      $  2.51      $ 1.50 - 6.25
        Granted                          980,125         0.73        0.30 - 0.75
        Exercised                              -            -                  -
        Canceled                      (1,014,000)        1.88        0.75 - 6.25
                                      ----------      -------      -------------

    Outstanding at July 31, 1999       1,550,125         0.78        0.30 - 3.00
      Granted                            213,750         0.64        0.30 - 0.75
      Exercised                                -            -                  -
      Canceled                          (842,375)        0.80        0.30 - 3.00
                                      ----------      -------      -------------

    Outstanding at July 31, 2000         921,500      $  0.39      $ 0.25 - 0.75
                                      ==========      =======      =============


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 8 - CAPITAL STOCK, continued

The weighted average fair value of options granted is $0.16 and $0.58 per share at July 31, 2000 and 1999, respectively.

On May 3, 2000, the Board of Directors approved a repricing of 656,500 options held by employees to $0.25 per share. The options were exercisable at $0.75 per share prior to the repricing. No compensation expense was recorded as a result of this transaction as the fair value on the date of repricing was less than the price of the options. However, under FIN 44, these options will be subject to variable plan accounting in the future and any subsequent fluctuations in the fair value of the stock above $0.25 per share will result in a corresponding fluctuation in compensation expense for these options. As of July 31, 2000, no additional compensation expense is required as the fair value of the stock is less than $0.25.

On December 14, 1998, the Board of Directors approved a repricing of approximately 4,130,000 options held by employees to $0.75 per share. The options were exercisable at prices ranging from $1.50 to $10.07 prior to the repricing. No compensation expense was recorded as a result of this transaction as the fair value on the date of repricing equaled the price of the options.

The following summarizes information about stock options outstanding at July 31, 2000:

                                            Options Outstanding                             Options Exercisable
                           -------------------------------------------------------    --------------------------------
                                                   Weighted
                                                    Average            Weighted                           Weighted
                              Number of            Remaining           Average         Number of           Average
  Range of Exercise            Shares             Contractual          Exercise          Shares           Exercise
        Prices               Outstanding         Life (Years)           Price         Exercisable           Price
-----------------------    ----------------     ----------------     -------------    -------------     --------------
        $0.25                  656,500              2.81               $0.25            553,000           $0.25
        $0.75                  265,000              3.29               $0.75            265,000           $0.75

Transactions involving options and warrants not covered by the plans are summarized as follows:

                                                               Weighted
                                                                Average
                                                                Exercise              Exercise
                                                               Price Per             Price Per
                                      Number of Shares           Share                 Share
                                     --------------------    ---------------       ---------------
     Outstanding at July 31, 1998          6,035,773        $        2.53         $   0.97-10.07
         Granted                           3,329,000                 0.77              0.25-1.50
         Exercised                          (500,000)                0.30                   0.30
         Canceled                           (872,500)                1.23              0.35-3.00
                                          ----------        -------------         --------------

     Outstanding at July 31, 1999          7,992,273                 1.32              0.25-4.06
         Granted                           9,104,984                 0.16              0.12-0.75
         Exercised                          (824,381)                0.14              0.14-0.20
         Canceled                         (2,328,113)                1.64              0.19-4.00
                                          ----------        -------------         --------------

     Outstanding at July 31, 2000         13,944,763        $        0.57         $    0.12-4.06
                                          ==========        =============         ==============


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 8 - CAPITAL STOCK, continued

The weighted average fair value of non-plan stock options and warrants granted is $0.11 and $0.63 per share at July 31, 2000 and 1999, respectively.

On May 24, 2000, the Board of Directors approved a repricing of approximately 2,074,000 warrants held by consultants to $0.19 per share. The warrants were exercisable at $0.75 to $3.00 per share prior to the repricing. The incremental value under SFAS 123 as a result of the repricing was insignificant and was thus not recorded at July 31, 2000. All of the related shares were either exercised or cancelled at July 31, 2000, so no future adjustment is required pursuant to variable plan accounting.

In addition, as discussed in Note 6, the Company has 4,100,000 warrants issued to noteholders and consultants that contain variable pricing terms. They are included in the table below based on their exercise price at July 31, 2000. No additional expense has been recorded for the ending values of warrants at July 31, 2000 as the differences are insignificant.

The following table summarizes information about non-plan stock option and warrants outstanding at July 31, 2000:

                                      Options and Warrants Outstanding                Options and Warrants Exercisable
                           -------------------------------------------------------    --------------------------------
                                                   Weighted
                                                    Average            Weighted                           Weighted
                              Number of            Remaining           Average         Number of           Average
  Range of Exercise            Shares             Contractual          Exercise          Shares           Exercise
        Prices               Outstanding         Life (Years)           Price         Exercisable           Price
-----------------------    ----------------     ----------------     -------------    -------------     --------------
    $0.12 - $0.50            8,546,490                2.47              $0.16          8,046,490          $0.16
    $0.75 - $0.98            3,522,116                5.17               0.75          3,154,616           0.75
    $1.00 - $1.88            1,266,401                1.61               1.40            809,401           1.37
    $2.12 - $4.06              609,756                2.02               3.43            609,756           3.43

If the Company had elected to recognize compensation expense based on the fair value of the options granted at grant date as prescribed by SFAS 123, net loss and loss per share would have been increased to the pro forma amounts indicated in the table below:

                                           2000                 1999
                                      -------------        --------------
Net loss attributable to common
   stockholders, as reported          $  (6,719,231)       $  (10,803,536)
Net loss attributable to common
   stockholders, pro forma            $  (7,421,269)       $  (12,348,609)
Loss per share, as reported           $       (0.19)       $        (0.42)
Loss per share, pro forma             $       (0.21)       $        (0.48)

Because the SFAS 123 method of accounting has not been applied to options granted prior to July 31, 1995, the resulting pro forma compensation expense may not be representative of the cost to be expected in future years.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 8 - CAPITAL STOCK, continued

The fair value of each option or warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                              2000                   1999
                                        ----------------       ----------------

     Expected dividend yield                        0%                     0%
     Weighted average expected
        stock price volatility                    165%                   186%
     Risk free interest rate                      6.5%                   5-6%
     Expected life of option              1 to 3 years           1 to 3 years

Total consulting expense charged to operations for options or warrants granted to non-employees (in accordance with SFAS 123) was approximately $609,000 (excluding approximately $11,000 not recorded to expense related to the extinguishment of debt - see Note 2) and $548,000 for fiscal year 2000 and 1999, respectively. Total interest expense charged to operations for options or warrants granted to non-employees in connection with debt financing (in accordance with SFAS 123) was approximately $779,000 and $237,000 for fiscal 2000 and 1999, respectively. Total expense charged to operations in fiscal year 2000 and 1999 for options granted to employees at grant prices lower than market price at the date of grant (in accordance with APB Opinion 25) was approximately $0 and $37,000, respectively.

Stock Subscriptions

As of July 31, 2000, the Company had not issued 15,000 shares of common stock for services at $0.45 per share totaling $6,750. During 2000, 646,000 shares valued at $196,820 relating to prior year subscriptions were issued.

NOTE 9 - ASSETS HELD FOR SALE

Included in other assets at July 31, 2000 in the accompanying consolidated balance sheet is the mining property referred to as the Tempiute property with a remaining book value of $70,000, net of impairment of $324,847 recognized during fiscal year 1999 (based on the estimated realizable value as indicated in non-binding offer to buy this property).

During fiscal year 1999 the Company terminated its capital lease for certain mining property in the Manhattan mining area. The lease agreement specified that the lease was cancelable at any time by the lessee. The Company recognized impairment losses of $64,000 during fiscal year 1999, bringing the net book value of the property equal to the remaining amount owed on the lease of approximately $283,000. Due to the impairment losses recognized prior to the termination, no gain or loss was recognized on the termination of this lease.

During fiscal year 1999 the Company terminated a purchase agreement for a mining property in the Tempiute mining area, and the related note payable for this purchase (North Tem). The purchase agreement specified that the purchase may be cancelled by the Company at any time. The Company recognized current impairment losses of approximately $0 and $24,600 in fiscal years 2000 and 1999,


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 9 - ASSETS HELD FOR SALE, continued

respectively, related to this property. The aggregate impairment reduced the value of the property to the remaining amount of debt and accrued interest remaining on the related note prior to termination of the agreement of approximately $140,000 (net of imputed interest). Accordingly, no gain or loss was recognized on the termination of the agreement.

During fiscal year 1999, the Company sold its interest in the Manhattan mill and the remaining gold mines to Western Mine Development for a non-interest-bearing note of $2,500,000 which has been discounted to $1,676,000 based upon an imputed interest rate of 10% (see Note 3). The note is payable in installments from January 1, 2002 to January 1, 2008. The Company recognized impairment losses on these properties of $0 and $925,000 during fiscal year 2000 and 1999, respectively. The cumulative impairment losses reduced the book value of these properties to the amount realized on the sale and liability released; accordingly, no gain or loss was recognized on this transaction.

NOTE 10 - JOINT VENTURE

In February, 1998, the Company formed a joint venture (with an approximate 27% ownership interest), which was accounted for in accordance with the equity method. The joint venture marketed various personal and home care products containing the Company's proprietary catalyst technology. Sales of these products commenced in June 1998. During fiscal year 1999, the joint venture ceased operations due to significant losses. The Company recognized a loss for its remaining basis in the joint venture of approximately $39,000.

NOTE 11 - DISCONTINUED OPERATIONS

On June 23, 1998, the Company entered into a sales agreement with a former officer/stockholder to sell the stock of ATG Media for $500,000. The Company received $500,000 in cash as a deposit, but subsequently terminated the agreement and issued 561,798 shares of the common stock to the former officer/stockholder for the deposit pursuant to the terms of the agreement.

On April 30, 1999, the Company entered into a sales agreement with Space Frontiers.com, Inc., an unrelated company, to sell its entire interest in ATG Media. The Company received $1,000 cash and a release of all liabilities associated with ATG Media (approximately $340,000). The sale also guaranteed the Company certain advertising rights on the buyer's web pages, but due to uncertainties regarding the value of this advertising, the Company has not recognized this as part of the consideration for the sale.

Loss from operations of ATG Media were approximately $202,000 for fiscal 1999. The Company recognized a gain on the sale of $229,200 in fiscal 1999 due to the release of liabilities in excess of assets.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 12 - RELATED PARTY TRANSACTIONS

The Company has $220,000 of related party payables due to an officer/shareholder. In consideration for obtaining payment extensions in 1999, the Company granted options to purchase a total of 175,000 shares of common stock ranging from $0.25 to $0.40, which vest immediately and expire in 2009. The Company has recognized imputed interest expense of $50,886 (equal to the estimated fair value of the options) in connection with these options during fiscal 1999. Payments were due in installments of approximately $40,000 per month, commencing August 1999 and ending in February 2000. This loan is secured by the personal property of the Company and is non-interest bearing. The Company is in discussions with the officer/shareholder to modify the terms of this loan. The remaining balance of $378,817 due to related parties is unsecured, due on demand, and bear no interest.

During fiscal 2000 and 1999, the Company incurred expenses to related parties and shareholders principally for consulting fees of approximately $0 and $2,640,000, respectively.

The Company wrote off $138,198 of advances due from officers/shareholders which amount has been recorded as compensation expense during fiscal 1999.

On March 1, 1994, the Company entered into a license agreement with BWN Nuclear Waste Elimination Corporation (NWEC), a Nevada corporation partially owned by Robert W. Carroll, for the sublicense to exploit all rights to certain technologies relating to helium cluster beams and other coherent particle beams (Basers) in their application to the rendering of nuclear waste non-radioactive. At such time as ATG receives an offer to purchase any application of the Baser Technology for commercial use, ATG will issue up to 1,700,000 shares of ATG Series A Convertible Preferred Stock to NWEC. NWEC will also be entitled to a ten percent royalty on ATG's net sales from exploitation of Basers. In the event ATG does not spend at least $100,000 on the development of Basers during each fiscal year, the agreement will terminate. There have been no shares granted under this agreement through July 31, 2000.

During fiscal 1997, the Company completed payments of $150,000, in the aggregate, to Dr. Lo (a former officer/shareholder) to purchase an option for the rights to certain Baser technology. Additionally, should ATG receive an offer to purchase the Baser Technology for commercial utilization, ATG is required to issue 1,700,000 shares of ATG Series A Convertible Preferred Stock and pay quarterly royalties of seven and one half percent of net profits (as defined) to Dr. Lo. The exercise price for the option acquired by ATG is 10,000 shares of ATG Common Stock, a royalty of five percent of ATG's net profits, if any, from the exploitation of Basers through July 21, 1999, and issuance of the Series A Preferred Stock as discussed above. There have been no options exercised or shares granted through July 31, 2000 in conjunction with this agreement. The acquired option expires one year after evidence of unencumbered title to the Baser Technology is provided by the Company.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 13 - INCOME TAXES

A provision for income taxes of $1,000 (representing minimum state taxes) were recorded in fiscal years 2000 and 1999, respectively.

Net temporary differences that give rise to deferred tax assets and liabilities recognized in the balance sheet are as follows:

Deferred tax assets:
     Net operating loss carryforward   $ 20,108,000
     Long-term deferred tax assets          318,000
     Valuation allowances               (20,426,000)
                                       ------------

Net deferred tax asset                 $         --
                                       ============

The Company has recorded a valuation allowance to fully offset its deferred tax assets because the realization of the deferred tax assets is uncertain.

The deferred tax valuation allowance increased by $2,730,000 during fiscal 2000.

As of July 31, 2000, the Company has approximately $50,000,000 of federal operating loss carryforwards that will expire in fiscal years ending 2006 through 2020 and approximately $25,000,000 of California state net operating loss carryforwards, which will expire in fiscal years ending 2001 through 2005. In the event the Company were to experience a greater than 50% change in ownership as defined in Section 382 of the Internal Revenue Code, the amount of net operating loss carryforwards that are available to offset future income could be severely limited.

The difference between the tax provision recorded for financial statements purposes for fiscal 2000 and 1999 and the tax benefit determined by multiplying the Company's pre-tax loss by the federal statutory rate is due primarily to current year losses for which no tax benefit was recorded.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Employment Agreements

The Company has employment agreements with several principal officers and employees. The agreements call for minimum salary levels. Minimum payments under all employment agreements for fiscal 2001 are approximately $457,000. The agreements are cancelable by the Company for cause.

Litigation

The Company is involved in various lawsuits against the Company, arising in the normal course of business. Management believes that any financial responsibility that may be incurred in settlement of such claims and lawsuits would not be material to the Company's financial position or results of operations.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 14 - COMMITMENTS AND CONTINGENCIES, continued

Contingent Sale

In May 2000, the Company shipped product to a foreign customer. Since the collectability of this $3.7 million sale is uncertain, the sale was not recorded in fiscal 2000 and will only be recorded in the future upon its collection by the Company. The related costs of goods shipped have been expensed as the Company's ability to have the product returned is questionable.

NOTE 15 - INDUSTRY SEGMENT INFORMATION

The Company's principal remaining business segment is Technology Products (The Force and Waste Water Treatment, among others).

Financial information about industry segments as of and for the years ended July 31, 2000 and 1999, is as follows:

                                                  2000         1999
                                               ----------   ----------
Operating revenues:
     Technology products                       $  258,759   $  307,583
     Corporate                                     57,854      127,879
     Mining                                        20,717       70,432
                                               ----------   ----------
     Total operating revenues                  $  337,330   $  505,894
                                               ==========   ==========

Operating loss:
     Technology products, including research
       and development                         $  799,174   $1,236,137
     Mining, including impairment                  53,466    1,425,065
     Corporate expenses                         3,873,617    6,053,100
                                               ----------   ----------
     Net operating loss                        $4,726,257   $8,714,302
                                               ==========   ==========

Identifiable assets:
     Technology products                       $  473,300   $1,138,165
     Mining assets held for sale                   70,000      107,885
     Corporate and other                        2,784,028    3,555,402
                                               ----------   ----------
     Total                                     $3,327,328   $4,801,452
                                               ==========   ==========


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 15 - INDUSTRY SEGMENT INFORMATION, continued

Financial information about industry segments as of and for the three months ended October 31, 2000 and 1999, respectively, is as follows:

                                                  Three Months Ended October 31,
                                                       2000           1999
                                                  --------------   ------------
                                                    (Unaudited)    (Unaudited)
     Operating revenues:
          Technology products                       $    6,249     $   63,954
          Corporate                                        971         20,305
          Mining                                            --             _-
                                                    ----------     ----------

          Total operating revenues                  $    7,220     $   84,259
                                                    ==========     ==========

     Operating loss:
          Technology products, including
            research and development                $  123,267     $  241,167
          Corporate                                    594,670        994,451
          Mining, including impairment                  18,730         23,340
                                                    ----------     ----------

          Net operating loss                        $  736,667     $1,258,958
                                                    ==========     ==========

     Identifiable assets:
          Technology products                       $  444,427     $1,070,186
          Mining assets held for sale                   70,000        103,150
          Corporate and other                        1,888,163      3,195,864
                                                    ----------     ----------

          Total                                     $2,402,590     $4,369,200
                                                    ==========     ==========


Operating loss is revenues minus operating expenses.

Identifiable assets by segment are assets used in or otherwise identifiable with the Company's operations in each segment.

NOTE 16 - MAJOR CUSTOMERS

The Company sells a substantial portion of its technology products to three customers. During fiscal 2000 and 1999, the Company's sales to these three customers approximated 54% and 30%, respectively of total sales and 71% and 49%, respectively, of technology product sales. At July 31, 2000, amounts due from these three customers included in accounts receivable are $57,234.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 17 - THREE MONTHS ENDED OCTOBER  31, 2000 EVENTS (Unaudited)

On August 4, 2000, the Company issued 125,000 restricted shares of common stock in exchange for $10,000 to an outside party.

On August 25, 2000, the Company entered into a sale-leaseback transaction with an unrelated party for total consideration of $1,300,000, recognizing a deferred gain of $286,125. As a result of the sale, the Company paid its note payable of $877,500 (see Note 5) and the related accrued interest. The gain on the sale will be deferred and recognized over the life of the lease. The future minimum payments under the lease are as follows:

      Years Ending
        July 31,
      ------------

          2001                    $111,000
          2002                     115,000
          2003                     119,000
          2004                     123,000
          2005                     127,000
                                  --------
                                  $595,000
                                  ========

Upon the sale of the underlying property, the Company used $50,000 of the proceeds to pay the related party note holder in exchange for releasing the security in the property (see Note 12).

On September 6, 2000, the Company issued $500,000 of 8% convertible debentures, maturing September 5, 2002, for proceeds of $432,500. The debt discount of $67,500 was recorded to interest expense in the three months ended October 31, 2000. Accrued interest on these convertible debentures is due on the earlier of conversion or maturity. The conversion price is equal to 75% of the average of the lowest three trading prices during the fifteen trading days prior to conversion. In connection with these convertible debentures, 500,000 stock warrants to acquire stock at an exercise price of $0.09 per share were issued to a finder. The conversion feature and the warrants vest immediately. In connection with the discount conversion feature and the fair value of the warrants, the Company recorded imputed interest expense of $204,696 which is included in interest expense in the accompanying consolidated statements of operations for the three months ended October 31, 2000. These debentures have registration rights and antidilution rights related to any conversions to common stock as discussed in the agreements. In addition, these debenture agreements contain loan covenants with which the Company was in compliance at October 31, 2000. Therefore, this debenture is classified as a long-term liability in the accompanying consolidated balance sheet at October 31, 2000.

On September 6, 2000, the board of directors granted the non-employee directors 750,000 shares valued at $0.12 per share as compensation for services rendered as board members, recognizing $90,000 of compensation expense under APB Opinion 25.

On September 14, 2000, warrant holders exercised 3,369,006 warrants at exercise prices ranging from $0.072 to $0.09 per share in exchange for $253,368.


--------------------------------------------------------------------------------

                              AMERICAN TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended July 31, 2000 and 1999 and
                    The Three Months Ended October 31, 2000 and 1999 (Unaudited)

================================================================================

NOTE 17 - THREE MONTHS ENDED OCTOBER  31, 2000 EVENTS (Unaudited), continued

On October 13, 2000, the Company entered into an agreement with a related party to reprice an option to purchase 50,000 shares to $0.10 per share from $0.50 per share in exchange for forgiveness of $125,000 due to the option holder. The value of the repriced options ($2,592) and the difference between the value of the repriced options and the $125,000 note balance of $122,408 was recorded as a contribution of capital as the transaction was between related parties.

NOTE 18 - SUBSEQUENT EVENTS (Unaudited)

Subsequent to October 31, 2000, the Company issued $250,000 of 8% convertible debentures, maturing November 15, 2002. Accrued interest on these convertible debentures is due on the earlier of conversion or maturity. The conversion price is the lower of $0.068 or 80% of the average of the three lowest trading prices during ninety days prior to conversion. In connection with these convertible debentures 250,000 stock warrants to acquire stock at an exercise price of $0.099 per share were issued to a finder. The conversion feature and the warrants vest immediately. In connection with the discount conversion feature and the fair value of the warrants, the Company will record imputed interest expense in the quarter ended January 31, 2001. These debentures have registration rights and antidilution rights related to any conversions to common stock as discussed in the agreements.


--------------------------------------------------------------------------------

Outside back cover page of prospectus





Until ___________, 2001, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction






                                35,077,698 shares

                                  Common Stock











                        American Technologies Group, Inc.
                              1017 S. Mountain Ave.
                               Monrovia, CA 91016

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by Section 78.751 of the Nevada General Corporation Law,
Article VI of our Amended Bylaws provides for the indemnification by American Technologies, including suits brought by or on behalf of American Technologies, of each director, officer, employee or agent thereof to the fullest extent permitted by Nevada law.

        As permitted by the Nevada General Corporation Law and Article VI of our Amended Bylaws, maintains director's and officer's liability for its directors and officers against certain liabilities.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

SEC Registration Fee                                            $    833.44
Accountant's Fees and Expenses                                     7,000.00
Financial Printers                                                   500.00
Miscellaneous                                                        250.00
                                                                -----------
Total                                                           $  8,583.44
                                                                ===========

----------------
* Represents expenses relating to the distribution by the selling securityholders under this prospectus prepared in accordance with the requirements of Form SB-2. These expenses will be borne by us on behalf of the selling securityholders. All amounts are estimates except for the SEC Registration Fee.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

        During September and November, 2000 and January, 2001 the Company sold an aggregate of $900,000 of 8% convertible notes to 4 purchasers as further described in the prospectus.

        In September 2000, the Company granted an option to purchase 125,000 shares of common stock at $0.12 per share to Mike Kobrin as partial consideration for loan.

        On September 6, 2000, the Company granted options to ten employees under the 1993 Incentive Stock Option Plan for a total of 1,300,000 shares at an exercise price of $0.12 per share.

        In August, 2000, the Company sold 125,000 shares to one individual for $10,000. This person has substantial financial resources and was advised by an otherwise unaffiliated existing stockholder in her investment decision.

        In June and September, 2000, the Company issued a total of 1,000,000 shares of Common Stock (valued at $167,500) to the Company's outside Directors as partial compensation for services as a Director in 1999 and full compensation for 2000.

        In May 2000, (i) an option to purchase 100,000 shares of common stock at an exercise of $0.21 was granted to a consultant, (ii) an option to purchase 20,000 shares of common stock at an exercise of $0.25 was granted to a consultant and (iii) an option to purchase 200,000 shares of common stock at an exercise of $0.25 was granted in lieu of payment of $66,307 of consulting fees due to a former executive of the Company.

        In April 2000, an option to purchase 500,000 shares of common stock at fair market value on the date of vesting was granted to Express Success International LLC. Vesting is based upon sales generated by Express Success.

        During February 2000, the Company sold $250,000 principal amount of 7% convertible debentures to two sophisticated investors. The debentures are convertible at the rate of the lower of $0.345 or 72.5% of the average of the lowest three trading prices during the ten trading day period prior to conversion. In addition, the investors each received warrants to purchase 250,000 shares of common stock at the lower of $0.23 or the average of the lowest three trading prices during the ten trading day period prior to conversion. A finder also received a warrant to purchase 50,000 shares of common stock on the same term.

        During January 2000, the Company sold $250,000 principal amount of 7% convertible debentures to two sophisticated investors. The debentures are convertible at the rate of the lower of $0.23 or 72.5% of the average of the lowest three trading prices during the ten trading day period prior to conversion.

        In September 1999, one hundred thousand (100,000) shares were issued to a consultant as partial consideration under a one year consulting agreement. The consultant is to act generally as financial public relations counsel to the Company, essentially acting as an advisor with respect to communications and information as well as planning, designing, developing, organizing, writing and assisting in the distribution of such communications and information.

        In September 1999, the Company sold $500,000 principal amount of a convertible debenture to an existing debenture holder. The debenture is convertible at the rate of $0.25 per share.

        In July 1999, the Company sold $1,000,000 principal amount of a convertible debenture to an existing debenture holder. The debenture is convertible at the rate of $0.25 per share.

        In April 1999, the Company issued 561,798 shares of Common Stock to John
R. Collins in lieu of the repayment of $500,000 paid by Mr. Collins on deposit against the purchase of ATG Media, Inc.

        In January 1999, pursuant to employment agreements, options for a total of 1,210,000 shares Common Stock at an exercise price of $0.75 per share were granted to seven employees.

        During 1999, options for a total of 1,025,000 shares of Common Stock at exercise prices between $0.25 and $0.75 per share were granted six consultants.

        Between September, 1998 and October, 1999 options under the 1993 Non-Statutory Stock Option Plan for a total of 215,000 shares of Common Stock were granted to 7 directors at exercise prices between $0.30 and $0.75 per share

        During the three months ended April 30, 1998, an aggregate of Fifty Four Thousand (54,000) shares of Common Stock were issued in consideration of services rendered, valued at One Hundred Fifteen Thousand, Two Hundred Thirty Dollars ($115,230).

        During the three months ended January 31, 1998, an aggregate of twenty thousand (20,000) shares of Common Stock were issued to two individuals upon exercise of stock options with total payment of Twenty-Six Thousand, Six Hundred Dollars ($26,600). In addition, One Thousand, Two Hundred Fifty (1,250) shares of Common Stock were issued in consideration of services rendered, valued at Three Thousand, Eight Hundred Seventy-Five Dollars ($3,875).

        During the three months ended October 31, 1997, an aggregate of one thousand, three hundred seventy (1,370) shares of Common Stock were issued to two individuals in consideration of services rendered valued at Four Thousand, Two Hundred Thirty-Five Dollars ($4,235). In addition, five hundred thousand (500,000) shares of Common Stock were issued to one corporation in connection with the acquisition of certain technology valued at One Million, Two Hundred Thousand Dollars ($1,200,000).

        The foregoing transactions are claimed to be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, as transactions not involving public offerings, in that the purchasers had full access to all material information concerning the Company and were acquiring the securities for investment and not with a view to distribution. There were no underwriting discounts or commissions paid in connection with the transactions nor was any advertising or other form of general solicitation used by the Company.

ITEM 27.  EXHIBITS.

Exhibit No.  Description

3.1          Articles of Incorporation, as amended (1)

3.2          Bylaws (1)

3.3          Amended and Restated Bylaws (2)

3.4          September 3, 1997 Amendments to Bylaws (3)

4.1          Specimen of Common Stock (1)

4.2 Certificate of Determination of Rights and Preferences of Series A Convertible Preferred Stock (2)

4.3 Certificate of Determination of Rights and Preferences of Series B Convertible Preferred Stock (2)

4.4 Certificate of Determination of Rights and Preferences of Series C Convertible Preferred Stock (2)

4.5          Form of 6% Convertible Debenture. (4)

4.6          Form of 3% Convertible Debenture issued to Gaines P. Campbell,
             Jr. (4)

4.7          Secured Convertible Debenture issued to Gaines P. Campbell, Jr. (4)

4.8          Form of Secured Redeemable Convertible Debenture issued to Gaines
             P. Campbell, Jr. (4)

4.9 Subscription Agreement dated July 22, 1999 by and between the Company and Gaines P. Campbell, Jr. (4)

5.1          Opinion of John M. Dab

10.1         1993 Incentive Stock Option Plan and 1993 Non-Statutory Stock
             Option Plan (1)

10.2 Clean Air Pac Agreement effective November 1, 1992, By and Between the Company, Rod Quinn, Loren Zanier, Robert Carroll and David Gann (1)

10.3 License Agreement dated as of March 1, 1994 by and between the Company and B.W.N. Nuclear Waste Elimination Corporation (3)

10.4 Research Agreement dated April 25, 1994 by and between American Technologies Group, Inc. and California Institute of Technology (3)

10.5 Technology Acquisition Agreement entered into as of July 22, 1994 by and between the Company and Shui-Yin Lo (5)

10.6         Form of Executive Employment Agreement effective January 1, 1999.
             (6)

10.7 Form of Subscription Agreement dated September 25, 2000 for 8% Convertible Notes (8)

10.8         November 15, 2000 Modification Agreement to Subscription Agreement
             (8)

10.9 International Business Development, Marketing and Sales Agreement dated April 7, 2000 between the Company and Express Success International, LLC. and Addendum to Agreement dated October 31, 2000. Portions of this exhibit have been omitted based upon a request for confidential treatment by the Securities and Exchange Commission. The non-public information has been filed with the Commission.

10.10 Agreement dated March 19, 1999 between the Company and China National Water Resources & Electric Power Materials & Equipment Corporation. (8)

10.11 Representative Agreement dated November 6, 2000 between the Company and Brawley, Pardini, Fonzi, Inc. (8)

21           List of Subsidiaries of the Registrant. (7)

23.1         Consent of Corbin & Wertz

23.2         Consent of John M. Dab (included in Exhibit 5.1)

23.3         Consent of Automotive Testing and Development Services, Inc. (8)

27           Financial Data Schedule

---------------------
(1) Previously filed as an exhibit to the Company's Registration Statement on Form 10-SB, Commission File Number 0-23268.

(2) Previously filed as an exhibit to the Company's Form 10-KSB Annual Report filed with the Commission on February 16, 1996.

(3) Previously filed as an exhibit to the Company's Form 10-KSB Annual Report filed with the Commission on November 13, 1997.

(4) Previously filed as an exhibit to the Company's Registration Statement on Form S-3, Commission File Number 333-68327.

(5) Previously filed as an exhibit to the Company's Form 8-K Current Report filed with the Commission on August 15, 1994.

(6) Previously filed as an exhibit to the Company's Form 10-KSB Annual Report filed with the Commission on November 15, 1999.

(7) Previously filed as an exhibit to the Company's Form 10-KSB Annual Report filed with the Commission on November 1, 2000.

(8)     Previously filed as an exhibit to this Registration Statement on Form
        SB-2.


ITEM 28.  UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on this 15th day of March 2001.

                                            AMERICAN TECHNOLOGIES GROUP, INC.

                                            By: /s/ Lawrence J. Brady
                                                -------------------------
                                                Lawrence J. Brady
                                                Chairman of the Board and
                                                Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

        Signature                           Title                      Date

/s/ Lawrence J. Brady            Chairman of the Board,           March 15, 2001
---------------------            Chief Executive Officer,
Lawrence J. Brady                Acting Chief Financial
                                 Officer and Treasurer
                                 (Principal Financial and
                                 Accounting Officer)


/s/ Charles McCarthy*            Director                         March 15, 2001
---------------------
CHARLES MC CARTHY

/s/ William Odom*                Director                         March 15, 2001
-----------------
WILLIAM ODOM

/s/ Larry Pressler*              Director                         March 15, 2001
----------------------
LARRY PRESSLER

_____________________            Director                         March __, 2001
ALAN BROOKS

/s/ Lawrence Schad*              Director                         March 15, 2001
-------------------
LAWRENCE SCHAD



*By:  /s/ Lawrence J. Brady
      -----------------------
      LAWRENCE J. BRADY
      Attorney-in-Fact


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